
                                                               Exhibit 99 (c)(1)

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                          AGREEMENT AND PLAN OF MERGER



                                   dated as of


                                 August 25, 1999



                                      among



                             SHERIDAN ENERGY, INC.,


                              CALPINE CORPORATION,


                                       and


                               CPN SHERIDAN, INC.


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

                                TABLE OF CONTENTS

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Introduction......................................................................................................1

                                   ARTICLE I

                                   The Offer

SECTION 1.1.  The Offer...........................................................................................1
SECTION 1.2.  Company Action......................................................................................3
SECTION 1.3.  Directors...........................................................................................3

                                   ARTICLE II

                                   The Merger

SECTION 2.1.  The Merger..........................................................................................4
SECTION 2.2.  Conversion of Shares................................................................................5
SECTION 2.3.  Surrender and Payment...............................................................................5
SECTION 2.4.  Dissenting Shares...................................................................................6
SECTION 2.5.  Stock Options.......................................................................................6

                                  ARTICLE III

                           The Surviving Corporation

SECTION 3.1.  Certificate of Incorporation........................................................................7
SECTION 3.2.  Bylaws..............................................................................................7
SECTION 3.3.  Directors and Officers..............................................................................7

                                   ARTICLE IV

                         Representations and Warranties

SECTION 4.1.  Representations and Warranties of the Company.......................................................8
     (a)  Organization, Standing and Corporate Power..............................................................8
     (b)  Subsidiaries............................................................................................8
     (c)  Capital Structure.......................................................................................8
     (d)  Authority; Noncontravention.............................................................................9
     (e)  SEC Documents; Financial Statements; No Undisclosed Liabilities........................................10
     (f)  Disclosure Documents...................................................................................11
     (g)  Absence of Certain Changes or Events...................................................................11
     (h)  Litigation.............................................................................................12
     (i)  Absence of Changes in Stock or Benefit Plans...........................................................13
     (j)  Participation and Coverage in Benefit Plans............................................................13

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     (k)  ERISA Compliance.......................................................................................13
     (l)  Taxes..................................................................................................14
     (m)  State Takeover Statutes................................................................................15
     (n)  Brokers; Schedule of Fees and Expenses.................................................................16
     (o)  Permits; Compliance with Laws..........................................................................16
     (p)  Contracts; Debt Instruments............................................................................16
     (q)  Opinion of Financial Advisor...........................................................................18
     (r)  Interests of Officers and Directors....................................................................18
     (s)  Technology.............................................................................................18
     (t)  Change of Control......................................................................................19
     (u)  Environmental..........................................................................................19
     (v)  Title to Properties....................................................................................20
     (w)  Other Obligations......................................................................................21
     (x)  Public Utility Holding Company Act; Non-Utility Status.................................................22
     (y)  Year 2000..............................................................................................22
     (z)  Insurance..............................................................................................23
     (aa) Disclosure.............................................................................................23

SECTION 4.2.  Representations and Warranties of Parent and Merger Subsidiary.....................................23
     (a)  Organization, Standing and Corporate Power.............................................................23
     (b)  Authority; Noncontravention............................................................................23
     (c)  Disclosure Documents...................................................................................24
     (d)  Brokers................................................................................................24

                                   ARTICLE V

                            Covenants of the Company

SECTION 5.1.  Conduct of Business................................................................................25
SECTION 5.2.  Stockholder Meeting; Proxy Material................................................................26
SECTION 5.3.  Access to Information..............................................................................27
SECTION 5.4.  Other Offers.......................................................................................27
SECTION 5.5.  State Takeover Statutes............................................................................28

                                   ARTICLE VI

                              Covenants of Parent

SECTION 6.1.  Obligations of Merger Subsidiary...................................................................28
SECTION 6.2.  Voting of Shares...................................................................................28
SECTION 6.3.  Director and Officer Liability.....................................................................28
SECTION 6.4.  Employees..........................................................................................29


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                                  ARTICLE VII

                      Covenants of Parent and the Company

SECTION 7.1.  HSR Act Filings; Reasonable Efforts; Notification..................................................29
SECTION 7.2.  Public Announcements...............................................................................31

                                  ARTICLE VIII

                            Conditions to the Merger

SECTION 8.1.  Conditions to the Obligations of Each Party........................................................31

                                   ARTICLE IX

                                  Termination

SECTION 9.1.  Termination........................................................................................32
SECTION 9.2.  Effect of Termination..............................................................................33

                                   ARTICLE X

                                 Miscellaneous

SECTION 10.1.  Notices...........................................................................................33
SECTION 10.2.  Survival of Representations and Warranties........................................................34
SECTION 10.3.  Amendments; No Waivers............................................................................34
SECTION 10.4.  Fees and Expenses.................................................................................34
SECTION 10.5.  Successors and Assigns............................................................................35
SECTION 10.6.  Governing Law.....................................................................................35
SECTION 10.7.  Counterparts; Effectiveness; Interpretation.......................................................36
SECTION 10.8.  Enforcement.......................................................................................36
SECTION 10.9.  Severability......................................................................................36
SECTION 10.10.  Entire Agreement; No Third Party Beneficiaries...................................................36
SECTION 10.11.  Standstill.......................................................................................36


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                  AGREEMENT AND PLAN OF MERGER, dated as of August 25, 1999
                  (this "Agreement"), among SHERIDAN ENERGY, INC., a Delaware corporation (the "Company"), CALPINE CORPORATION, a Delaware corporation ("Parent"), and CPN SHERIDAN, INC., a Delaware corporation and a wholly owned subsidiary of Parent ("Merger Subsidiary").

                                  INTRODUCTION

                  WHEREAS, the respective Boards of Directors of the Company, Parent and Merger Subsidiary have determined that it is advisable and in the best interests of their respective stockholders for Parent to acquire the Company upon the terms and subject to the conditions set forth herein;

                  WHEREAS, the Company, Parent and Merger Subsidiary desire to make certain representations, warranties, covenants and agreements in connection with this Agreement;

                  WHEREAS, in furtherance of such acquisition, Parent proposes to cause Merger Subsidiary to make the Offer (defined in Section 1.1) to purchase all of the issued and outstanding shares of common stock, par value $.01 per share, of the Company upon the terms and subject to the conditions of this Agreement, and the Board of Directors of the Company (the "Board" or the "Board of Directors") has unanimously approved the Offer and recommended that the stockholders of the Company accept the Offer; and

                  WHEREAS, the respective Boards of Directors of the Company, Parent and Merger Subsidiary have deemed advisable and have approved the Offer and the Merger (defined in Section 2.1) of Merger Subsidiary with and into the Company upon the terms and subject to the conditions set forth in this Agreement;

                  NOW, THEREFORE, in consideration of the representations, warranties and agreements herein contained, and subject to the terms and conditions herein contained, the parties hereto do hereby agree as follows:

                                    ARTICLE I

                                    THE OFFER

                  SECTION 1.1. The Offer. (a) Provided that nothing shall have occurred that would result in a failure to satisfy any of the conditions set forth in Annex I hereto, Merger Subsidiary shall, as promptly as practicable after the date hereof, but in no event later than one business day (as defined in Rule 14b-1(c)(6) promulgated under the Securities and Exchange Act of 1934, as amended (the "Exchange Act")) following the execution of this Agreement, issue a public announcement of the execution of this Agreement and as promptly as practicable thereafter, but in no event later than five business days following such public announcement, commence an offer (the "Offer") to purchase all of the outstanding shares of common stock, par value $.01 per share (the "Shares"), of the Company at a price of $5.50 per Share, net to the seller in cash. The initial expiration date (the "Initial Expiration Date") of the Offer shall be 20 business days following the commencement of the Offer. The Offer shall be subject to the condition that there shall be validly tendered in accordance with the terms of the Offer prior to the expiration date of the Offer and not withdrawn a number of Shares which, together with the Shares then owned by Parent and Merger Subsidiary, represents at least a majority of the total number of outstanding Shares, assuming the exercise of all outstanding options, rights and convertible securities (if any) and the issuance of all Shares that the Company is obligated to issue (such total number of outstanding Shares being hereinafter referred to as the "Fully Diluted Shares") (the "Minimum Condition") and to the other conditions set forth in Annex I hereto. Parent and Merger Subsidiary expressly reserve the right to waive the conditions to the Offer and to make any change in the terms or conditions of the Offer; provided that, without the prior written consent of the Company, no change may be made which (i) except as provided in the next sentence, extends the Offer, (ii) changes the form of consideration to be paid,
(iii) decreases the price per Share or the number of Shares sought in the Offer,
(iv) imposes conditions to the Offer in addition to those set forth in Annex I,
(v) changes or waives the Minimum Condition, or (vi) makes any other change to any condition to the Offer set forth in Annex I which is materially adverse to the holders of Shares. Notwithstanding the foregoing, Merger Subsidiary may, without the consent of the Company, (i) extend the Offer, if at any scheduled expiration date of the Offer any of the conditions to Merger Subsidiary's obligation to purchase Shares pursuant to the Offer shall not be satisfied or waived, until such time as such conditions are satisfied or waived, (ii) extend the Offer for a period of not more than 20 business days beyond the Initial Expiration Date, if on the date of such extension less than 90% of the Fully Diluted Shares have been validly tendered and not properly withdrawn pursuant to the Offer, and (iii) extend the Offer for any period required by any rule, regulation, interpretation or position of the Securities and Exchange Commission (the "SEC") or the staff thereof applicable to the Offer. Parent and Merger Subsidiary agree that if all of the conditions to Merger Subsidiary's obligation to purchase Shares pursuant to the Offer are not satisfied on any scheduled expiration date of the Offer then, provided that all such conditions are reasonably capable of being satisfied, Merger Subsidiary shall extend the Offer from time to time in increments of at least five business days each until the earliest to occur of (x) the satisfaction or waiver of the Minimum Condition or such other condition, (y) the termination of this Agreement in accordance with its terms and (z) December 1, 1999. Subject to the terms of the Offer in this Agreement and the satisfaction (or waiver to the extent permitted by this Agreement) of the conditions of the Offer, Merger Subsidiary shall accept for payment all Shares validly tendered and not withdrawn pursuant to the Offer as soon as practicable after the applicable expiration of the Offer.

                  (b) As soon as practicable on the date of commencement of the Offer, Parent and Merger Subsidiary shall (i) file with the SEC a Tender Offer Statement on Schedule 14D-l with respect to the Offer which will contain the offer to purchase and form of the related letter of transmittal (together with any supplements or amendments thereto, collectively the "Offer Documents") and
(ii) cause the Offer Documents to be disseminated to holders of Shares. Parent, Merger Subsidiary and the Company each agrees promptly to correct any information provided by it for use in the Offer Documents if and to the extent that it shall have become false or misleading in any material respect. Parent and Merger Subsidiary agree to take all steps necessary to cause the Offer Documents as so corrected to be filed with the SEC and to be disseminated to holders of Shares, in each case as and to the extent required by applicable federal securities laws. Parent and Merger Subsidiary agree to provide the Company and its counsel in writing with any comments Parent, Merger Subsidiary or their counsel receive from the SEC or its staff with respect to the Offer Documents, promptly after receipt of such comments. The Company and its counsel shall be given a


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

reasonable opportunity to review and comment upon the Offer Documents and all amendments and supplements thereto prior to their filing with the SEC.

                  SECTION 1.2. Company Action. (a) The Company hereby consents to the Offer and represents that its Board of Directors, at a meeting duly called and held, has (i) unanimously determined that this Agreement and the transactions contemplated hereby, including the Offer and the Merger (defined below in Section 2.1), and the Stockholder Option Agreement, dated as of August 25, 1999 (the "Stockholder Option Agreement"), among the stockholders of the Company that are named therein ("Stockholders") and Merger Subsidiary, and the transactions contemplated thereby, are fair to and in the best interest of the Company's stockholders, (ii) unanimously approved this Agreement and the transactions contemplated hereby, including the Offer and the Merger, and the Stockholder Option Agreement and the transactions contemplated thereby, which approval satisfies in full the requirements of Section 203 of the General Corporation Law of the State of Delaware (the "Delaware Law"), and (iii) unanimously resolved to recommend acceptance of the Offer and approval and adoption of this Agreement and the Merger by its stockholders. The Company further represents that Donaldson, Lufkin & Jenrette Securities Corporation ("DLJ") has delivered to the Company's Board of Directors its opinion that the consideration to be paid in the Offer and the Merger is fair to the holders of Shares from a financial point of view. The Company has been advised that each of its directors and executive officers presently intend either to tender their Shares pursuant to the Offer or to vote in favor of the Merger. The Company will promptly furnish Parent and Merger Subsidiary with a list of its stockholders, mailing labels and any available listing or computer file containing the names and addresses of all record holders of Shares and lists of securities positions of Shares held in stock depositories, in each case as of the most recent practicable date, and will provide to Parent and Merger Subsidiary such additional information (including, without limitation, updated lists of stockholders, mailing labels and lists of securities positions) and such other assistance as Parent or Merger Subsidiary may reasonably request in connection with the Offer.

                  (b) As soon as practicable on the day that the Offer is commenced the Company will file with the SEC and disseminate to holders of Shares a Solicitation/Recommendation Statement on Schedule 14D-9 (the "Schedule 14D-9") which shall reflect the recommendations of the Company's Board of Directors referred to above, subject to the fiduciary duties of the Board of Directors of the Company as advised by Winstead Sechrest & Minick P.C., counsel to the Company. The Company, Parent and Merger Subsidiary each agrees promptly to correct any information provided by it for use in the Schedule 14D-9 if and to the extent that it shall have become false or misleading in any material respect. The Company agrees to take all steps necessary to cause the Schedule 14D-9 as so corrected to be filed with the SEC and to be disseminated to holders of Shares, in each case as and to the extent required by applicable federal securities laws. Parent and its counsel shall be given an opportunity to review and comment on the Schedule 14D-9 prior to its being filed with the SEC.

                  SECTION 1.3. Directors. (a) Effective upon the acceptance for payment by Merger Subsidiary of the Shares tendered pursuant to the Offer, Parent shall be entitled to designate the number of directors, rounded up to the next whole number, on the Company's Board of Directors that equals the product of (i) the total number of directors on the Company's Board of Directors (giving effect to the election of any additional directors pursuant to this Section) and
(ii) the percentage that the number of Shares owned by Parent or Merger Subsidiary (including Shares accepted for payment) bears to the total number of Shares outstanding, and the Company shall take all action necessary to cause Parent's designees to be elected or appointed to the Company's Board of Directors, including, without limitation, increasing the number of directors, or seeking and accepting resignations of incumbent directors, or both; provided that, prior to the Effective Time (defined below in Section 2.1), the Company's Board of Directors shall always have one member who is neither a designee nor an affiliate of Parent or Merger Subsidiary nor an employee of the Company (an "Independent Director"). If the number of Independent Directors is reduced below one for any reason prior to the Effective Time the departing Independent Director shall be entitled to designate a person to fill such vacancy. No action proposed to be taken by the Company to (i) amend or terminate this Agreement or the certificate of incorporation or by-laws of the Company or (ii) waive any action required to be taken by Parent or Merger Subsidiary hereunder or any rights of the Company hereunder shall be effective without the approval of the Independent Director. At such times, the Company will use its best efforts to cause individuals designated by Parent to constitute the same percentage as such individuals represent on the Company's Board of Directors of (x) each committee of the Board, (y) each board of directors of each subsidiary (defined below in Section 4.1(a)) and (z) each committee of each such board.

                  (b) The Company's obligations to appoint designees to the Board of Directors shall be subject to Section 14(f) of the Exchange Act (defined below in Section 4.1(d)) and Rule 14f-l promulgated thereunder. The Company shall promptly take all actions required pursuant to Section 14(f) and Rule 14f-l in order to fulfill its obligations under this Section 1.3 and shall include in the Schedule 14D-9 such information with respect to the Company and its officers and directors as is required under Section 14(f) and Rule 14f-l to fulfill its obligations under this Section 1.3. Parent will supply to the Company in writing and be solely responsible for any information with respect to itself and its nominees, officers, directors and affiliates required by Section 14(f) and Rule 14f-1.

                                   ARTICLE II

                                   THE MERGER

                  SECTION 2.1. The Merger. (a) At the Effective Time, Merger Subsidiary shall be merged (the "Merger") with and into the Company in accordance with Delaware Law, whereupon the separate existence of Merger Subsidiary shall cease, and the Company shall be the surviving corporation (the "Surviving Corporation").

                  (b) As soon as practicable after satisfaction of or, to the extent permitted hereunder, waiver of all conditions to the Merger, the Company and Merger Subsidiary will file a certificate of merger with the Secretary of State of the State of Delaware and make all other filings or recordings required by Delaware Law in connection with the Merger. The Merger shall become effective at such time as the certificate of merger is duly filed with the Secretary of State of the State of Delaware or, with the consent of the Independent Director, at such later time as is specified in the certificate of merger (the "Effective Time").

                  (c) From and after the Effective Time, the Surviving Corporation shall possess all the rights, privileges, powers and franchises and be subject to all of the restrictions, disabilities and duties of the Company and Merger Subsidiary, all as provided under Delaware Law.

                  SECTION 2.2.  Conversion of Shares.  At the Effective Time:

                  (a) each Share held by the Company as treasury stock or owned by Parent, Merger Subsidiary or any subsidiary of either of them immediately prior to the Effective Time shall be canceled, and no payment shall be made with respect thereto;

                  (b) each share of common stock of Merger Subsidiary outstanding immediately prior to the Effective Time shall be converted into and become one share of common stock of the Surviving Corporation with the same rights, powers and privileges as the shares so converted and shall constitute the only outstanding shares of capital stock of the Surviving Corporation; and

                  (c) each Share outstanding immediately prior to the Effective Time shall, except as otherwise provided in Section 2.2(a) or as provided in Section 2.4 with respect to Shares as to which appraisal rights have been exercised, be converted into the right to receive $5.50 in cash or any higher price paid for each Share in the Offer, without interest (the "Merger Consideration").

                  SECTION 2.3. Surrender and Payment. (a) Prior to the Effective Time, Parent shall appoint a bank or trust company (the "Exchange Agent") for the purpose of exchanging certificates representing Shares for the Merger Consideration. Parent will make available to the Exchange Agent, as needed, the Merger Consideration to be paid in respect of the Shares (the "Exchange Fund"). For purposes of determining the Merger Consideration to be made available, Parent shall assume that no holder of Shares will perfect his right to appraisal of his Shares. Promptly after the Effective Time, Parent will send, or will cause the Exchange Agent to send, to each holder of Shares at the Effective Time a letter of transmittal for use in such exchange (which shall specify that the delivery shall be effected, and risk of loss and title shall pass, only upon proper delivery of the certificates representing Shares to the Exchange Agent). The Exchange Agent shall, pursuant to irrevocable instructions, make the payments provided in this Section 2.3. The Exchange Fund shall not be used for any other purpose, except as provided in this Agreement.

                  (b) Each holder of Shares that have been converted into a right to receive the Merger Consideration, upon surrender to the Exchange Agent of a certificate or certificates representing such Shares, together with a properly completed letter of transmittal covering such Shares, and such other documents as shall be reasonably requested, will be entitled to receive the Merger Consideration payable in respect of such Shares. Until so surrendered, each such certificate shall, after the Effective Time, represent for all purposes, only the right to receive such Merger Consideration.

                  (c) If any portion of the Merger Consideration is to be paid to a person other than the registered holder of the Shares represented by the certificate or certificates surrendered in exchange therefor, it shall be a condition to such payment that the certificate or certificates so surrendered shall be properly endorsed or otherwise be in proper form for transfer and that the person requesting such payment shall pay to the Exchange Agent any transfer or other taxes required as a result of such payment to a person other than the registered holder of such Shares or establish to the satisfaction of the Exchange Agent that such tax has been paid or is not payable. For purposes of this Agreement, "person" means an individual, a corporation, a partnership, a limited liability company, an association, a trust or any other entity or organization, including a government or political subdivision or any agency or instrumentality thereof.

                  (d) After the Effective Time, there shall be no further registration of transfers of Shares. If, after the Effective Time, certificates representing Shares are presented to the Surviving Corporation, they shall be canceled and exchanged for the consideration provided for, and in accordance with the procedures set forth, in this Article II.

                  (e) Any portion of the Exchange Fund made available to the Exchange Agent pursuant to Section 2.3(a) that remains unclaimed by the holders of Shares six months after the Effective Time shall be returned to Parent, upon demand, and any such holder who has not exchanged his Shares for the Merger Consideration in accordance with this Section 2.3 prior to that time shall thereafter look only to Parent for payment of the Merger Consideration in respect of his Shares. Notwithstanding the foregoing, Parent shall not be liable to any holder of Shares for any amount paid to a public official pursuant to applicable abandoned property laws. Any amounts remaining unclaimed by holders of Shares immediately prior to such time as such amounts would otherwise escheat to or become property of any governmental entity shall, to the extent permitted by applicable law, become the property of Parent, free and clear of any claims or interest of any person previously entitled thereto.

                  (f) Any portion of the Merger Consideration made available to the Exchange Agent pursuant to Section 2.3(a) to pay for Shares for which appraisal rights have been perfected shall be returned to Parent, upon demand.

                  SECTION 2.4. Dissenting Shares. Notwithstanding Section 2.2, Shares outstanding immediately prior to the Effective Time and held by a holder who has not voted in favor of the Merger or consented thereto in writing and who has demanded appraisal for such Shares in accordance with Delaware Law shall not be converted into a right to receive the Merger Consideration, unless such holder fails to perfect or withdraws or otherwise loses his right to appraisal. If after the Effective Time such holder fails to perfect or withdraws or loses his right to appraisal, such Shares shall be treated as if they had been converted as of the Effective Time into a right to receive the Merger Consideration. The Company shall give Parent prompt notice of any demands received by the Company for appraisal of Shares, and Parent shall have the right to participate in all negotiations and proceedings with respect to such demands. The Company shall not, except with the prior written consent of Parent, make any payment with respect to, or settle or offer to settle, any such demands.

                  SECTION 2.5. Stock Options. (a) Upon acceptance for payment of Shares pursuant to the Offer, each outstanding Company Option (defined below), whether vested or unvested, shall be canceled, and each holder of any such option shall be paid by the Company promptly after the acceptance for payment of Shares pursuant to the Offer for each such option an amount determined by multiplying (i) the excess, if any, of $5.50 per Share over the applicable exercise price of such option by (ii) the number of Shares such holder could have purchased had such holder exercised such option in full immediately prior to the acceptance for payment of Shares pursuant to the Offer (as if such Company Option was exercisable in full). Notwithstanding any other provisions of this Agreement, immediately after the acceptance for payment of Shares pursuant to the Offer no

Company Options will remain outstanding. "Company Option" means any option granted, whether or not exercisable, and not exercised or expired, to a current or former employee, director or independent contractor of the Company or any of its subsidiaries or any predecessor thereof to purchase Shares pursuant to any stock option, stock bonus, stock award, or stock purchase plan, program, or arrangement of the Company or any of its subsidiaries or any predecessor thereof (collectively, the "Stock Plans") or any other contract or agreement entered into by the Company any of its subsidiaries.

                  (b) As soon as practicable following the date of this Agreement, the Company shall use its commercially reasonable efforts to (i) obtain any consents from holders of Company Options and (ii) make any amendments to the terms of such stock option or compensation plans or arrangements that, in the case of either clauses (i) or (ii), are necessary to give effect to the transactions contemplated by Section 2.5(a). Notwithstanding any other provision of this Section 2.5, payment may be withheld in respect of any Company Option until necessary consents are obtained. All amounts payable pursuant to this
Section 2.5 shall be subject to, and reduced by, any required withholding of taxes and shall be paid without interest.

                  (c) The parties hereto acknowledge that consummation of the Offer shall constitute a "change in control" pursuant to the terms of, and for purposes of, the employment agreements and each of the Company's outstanding stock option plans, preferred stock designations, warrant agreements and any other agreements, in each case which are listed in Section 2.5(c) of the Disclosure Schedule (defined below in Section 4.1(b)).

                                   ARTICLE III

                            THE SURVIVING CORPORATION

                  SECTION 3.1. Certificate of Incorporation. The certificate of incorporation of Merger Subsidiary in effect at the Effective Time shall be the certificate of incorporation of the Surviving Corporation until amended in accordance with applicable law, except that the name of the Surviving Corporation shall be changed to the name of the Company.

                  SECTION 3.2. Bylaws. The bylaws of Merger Subsidiary in effect at the Effective Time shall be the bylaws of the Surviving Corporation until amended in accordance with applicable law.

                  SECTION 3.3. Directors and Officers. From and after the Effective Time, until successors are duly elected or appointed and qualified in accordance with applicable law, (i) the directors of Merger Subsidiary at the Effective Time shall be the directors of the Surviving Corporation, and (ii) the officers of the Merger Subsidiary at the Effective Time shall be the officers of the Surviving Corporation.

                                   ARTICLE IV

                         REPRESENTATIONS AND WARRANTIES

                  SECTION 4.1. Representations and Warranties of the Company. The Company represents and warrants to Parent and Merger Subsidiary as follows:

                  (a) Organization, Standing and Corporate Power. Each of the Company and each of its subsidiaries is a corporation duly organized, validly existing and in good standing under the laws of the jurisdiction in which it is incorporated and has the requisite corporate power and authority to carry on its business as now being conducted. Each of the Company and each of its subsidiaries is duly qualified or licensed to do business and is in good standing in each jurisdiction in which the nature of its business or the ownership or leasing of its properties makes such qualification or licensing necessary, other than in such jurisdictions where the failure to be so qualified or licensed (individually or in the aggregate) could not reasonably be expected to have a Material Adverse Effect (defined below). The Company has made available to Parent complete and correct copies of its certificate of incorporation and by-laws and the certificates of incorporation and by-laws of its subsidiaries, in each case as amended to the date of this Agreement. For purposes of this Agreement, a "subsidiary" of any person means another person, an amount of the voting securities, other voting ownership or voting partnership interests of which is sufficient to elect at least a majority of its Board of Directors or other governing body (or, if there are no such voting interests, 50% or more of the equity interests of which) is owned directly or indirectly by such first person. For the purposes hereof, "Material Adverse Effect" means a material adverse effect on (a) the assets, liabilities, condition (financial or otherwise), business, properties, results of operations or prospects of the Company and its subsidiaries taken as a whole or (b) the consummation of the transactions contemplated hereby; provided that occurrences or events resulting from (i) changes in the prices of oil, gas, natural gas liquids or other hydrocarbon products, (ii) changes in general economic conditions, including general stock market conditions and interest rate changes, or (iii) the adverse determination of any pending litigation disclosed in the Disclosure Schedule shall in each case be excluded from consideration for purposes of the effect of an occurrence or event on the Company and its subsidiaries taken as a whole.

                  (b) Subsidiaries. Section 4.1(b) of the disclosure schedule delivered by the Company to Parent and Merger Subsidiary prior to the execution of this Agreement (the "Disclosure Schedule") lists each subsidiary of the Company and its respective jurisdiction of incorporation. Except as disclosed in
Section 4.1(b) of the Disclosure Schedule, all the outstanding shares of capital stock of each such subsidiary have been validly issued and are fully paid and nonassessable and are owned by the Company, by another subsidiary of the Company or by the Company and another such subsidiary, free and clear of all pledges, claims, liens, charges, encumbrances and security interests of any kind or nature whatsoever (collectively, "Liens") and free of any other limitation or restriction (including any restriction on the right to vote, sell or otherwise dispose of such capital stock). Except for the capital stock of its subsidiaries, the Company does not own, directly or indirectly, any capital stock or other ownership interest in any person except as disclosed in Section 4.1(b) of the Disclosure Schedule.

                  (c) Capital Structure. The authorized capital stock of the Company consists of 20,000,000 Shares and 5,000,000 shares of Preferred Stock, par value $.01 per share ("Preferred

Stock") of the Company. As of the date of this Agreement, (i) 6,733,770 Shares were issued and outstanding, (ii) no Shares were held by the Company in its treasury or by any of the Company's subsidiaries, (iii) 1,139,556.25 shares of Preferred Stock were issued and outstanding, (iv) 725,500 Shares were reserved for issuance pursuant to the outstanding Company Options, and (v) 150,000 Shares were reserved for issuance upon exercise of warrants to purchase Shares disclosed in Section 4.1(c) of the Disclosure Schedule (the "Warrants"). All outstanding shares of capital stock of the Company are, and all shares which may be issued pursuant to the Stock Plans will be, when issued, duly authorized, validly issued, fully paid and nonassessable and not subject to preemptive rights. Except as set forth in Section 4.1(c) of the Disclosure Schedule, there are not any bonds, debentures, notes or other indebtedness or securities of the Company having the right to vote (or convertible into, or exchangeable for, securities having the right to vote) on any matters on which shareholders of the Company may vote. Except as set forth above and in Section 4.1(c) of the Disclosure Schedule, there are not any securities, options, warrants, calls, rights, commitments, agreements, arrangements or undertakings of any kind to which the Company or any of its subsidiaries is a party or by which any of them is bound obligating the Company or any of its subsidiaries to issue, deliver or sell, or cause to be issued, delivered or sold, additional shares of capital stock or other voting securities of the Company or of any of its subsidiaries or obligating the Company or any of its subsidiaries to issue, grant, extend or enter into any such security, option, warrant, call, right, commitment, agreement, arrangement or undertaking. Except as set forth in Section 4.1(c) of the Disclosure Schedule, there are no outstanding rights, commitments, agreements, arrangements or undertakings of any kind obligating the Company or any of its subsidiaries to repurchase, redeem or otherwise acquire any shares of capital stock or other voting securities of the Company or any of its subsidiaries or any securities of the type described in the two immediately preceding sentences. The Company has delivered to Parent complete and correct copies of the Stock Plans and all forms of Company Options. Section 4.1(c) of the Disclosure Schedule sets forth a complete and accurate list of all Company Options and Warrants outstanding as of the date of this Agreement and the exercise price of each outstanding Company Option and Warrant.

                  (d) Authority; Noncontravention. The Company has the requisite corporate power and authority to enter into this Agreement and, except for any required approval by the Company's stockholders in connection with the consummation of the Merger, to consummate the transactions contemplated by this Agreement. The execution and delivery of this Agreement by the Company and the consummation by the Company of the transactions contemplated by this Agreement have been duly authorized by all necessary corporate action on the part of the Company, except for any required approval by the Company's stockholders in connection with the consummation of the Merger. This Agreement has been duly executed and delivered by the Company and, assuming this Agreement constitutes a valid and binding agreement of Parent and Merger Subsidiary, constitutes a valid and binding obligation of the Company, enforceable against the Company in accordance with its terms, except to the extent that enforceability may be limited by applicable bankruptcy, reorganization, insolvency, moratorium or other laws affecting the enforcement of creditors' rights generally and by general principles of equity, regardless of whether such enforceability in considered in a proceeding in equity or at law. The execution and delivery of this Agreement does not, and the consummation of the transactions contemplated by this Agreement and compliance with the provisions of this Agreement will not, conflict with, or result in any violation of, or default (with or without notice or lapse of time, or both) under, or give rise to a right of termination, cancellation or acceleration of any obligation or to loss of a material benefit under, or result in the creation of any Lien upon any of the properties or assets of the Company or any of its subsidiaries under, (i) the Certificate of Incorporation or By-Laws of the Company or the comparable charter or organizational documents of any of its subsidiaries, (ii) any loan or credit agreement, note, bond, mortgage, indenture, lease or other agreement, instrument, permit, concession, franchise or license applicable to the Company or any of its subsidiaries or their respective properties or assets or (iii) subject to the governmental filings and other matters referred to in the following sentence, any judgment, order, decree, statute, law, ordinance, rule or regulation applicable to the Company or any of its subsidiaries or their respective properties or assets other than, in the case of clause (ii) or (iii) above, any such conflicts, violations, defaults, rights or Liens that individually or in the aggregate could not reasonably be expected to (A) have a Material Adverse Effect, (B) impair the ability of the Company to perform its obligations under this Agreement or (C) prevent or materially delay consummation of any of the transactions contemplated by this Agreement. No consent, approval, order or authorization of, or registration, declaration or filing with or exemption by (collectively, "Consents") any federal, state or local government or any court, administrative or regulatory agency or commission or other governmental authority or agency, domestic or foreign (a "Governmental Entity"), is required by or with respect to the Company or any of its subsidiaries in connection with the execution and delivery of this Agreement by the Company or the consummation by the Company of the transactions contemplated by this Agreement, except for (i) the filing of a certificate of merger in accordance with Delaware Law and appropriate documents with the relevant authorities of other states in which the Company is qualified to do business, (ii) the filing of a premerger notification and report form by the Company under the Hart-Scott-Rodino Antitrust Improvements Act of 1976, as amended, and the rules and regulations thereunder (the "HSR Act"), (iii) compliance with any applicable requirements of the Exchange Act, (iv) such notices, filings and consents as may be required under relevant state property transfer or environmental laws, and (v) such other consents, approvals, orders, authorizations, registrations, declarations and filings as to which the failure to obtain or make could not reasonably be expected to (x) have a Material Adverse Effect or (y) prevent or materially delay the consummation of any of the transactions contemplated by this Agreement.

                  (e) SEC Documents; Financial Statements; No Undisclosed Liabilities. The Company has filed all required reports, schedules, forms, statements and other documents with the SEC since January 1, 1997 (the "SEC Documents"). As of their respective dates, the SEC Documents complied in all material respects with the requirements of the Securities Act of 1933, as amended, and the rules and regulations thereunder (the "Securities Act"), or the Exchange Act, as the case may be, applicable to such SEC Documents, and none of the SEC Documents contained any untrue statement of a material fact or omitted to state a material fact required to be stated therein or necessary in order to make the statements therein, in light of the circumstances under which they were made, not misleading. The financial statements of the Company included in the SEC Documents (the "Financial Statements") comply as to form in all material respects with applicable accounting requirements and the published rules and regulations of the SEC with respect thereto, have been prepared in accordance with generally accepted accounting principles (except, in the case of unaudited statements, as permitted by Form 10-QSB of the SEC) applied on a consistent basis during the periods involved (except as may be indicated in the notes thereto) and fairly present in all material respects the consolidated financial position of the Company and its consolidated subsidiaries as of the dates thereof and the consolidated results of their operations and cash flows for the periods then ended (subject, in the case of unaudited statements, to normal, recurring year-end audit adjustments). Except as set forth in the Company Filed SEC Documents (defined below in Section 4.1(g)) or in Section 4.1(e), (g) or (h) of the Disclosure Schedule, neither the Company nor any of its subsidiaries has any liabilities or obligations of any nature (whether accrued, absolute, contingent or otherwise) and there is no existing condition, situation or set of circumstances which are required by generally accepted accounting principles to be set forth on a consolidated balance sheet of the Company and its consolidated subsidiaries or in the notes thereto, except for liabilities which, individually or in the aggregate, could not reasonably be expected to have a Material Adverse Effect.

                  (f) Disclosure Documents. (i) Each document required to be filed by the Company with the SEC in connection with the transactions contemplated by this Agreement (the "Company Disclosure Documents"), including, without limitation, the Schedule 14D-9, the proxy or information statement of the Company (the "Company Proxy Statement"), if any, to be filed with the SEC in connection with the Merger, and any amendments or supplements thereto will, when filed, comply as to form in all material respects with the applicable requirements of the Exchange Act.

                  (ii) At the time the Company Proxy Statement or any amendment or supplement thereto is first mailed to stockholders of the Company, and at the time such stockholders vote on adoption of this Agreement, the Company Proxy Statement, as supplemented or amended, if applicable, will not contain any untrue statement of a material fact or omit to state any material fact necessary in order to make the statements made therein, in the light of the circumstances under which they were made, not misleading. At the time of the filing of any Company Disclosure Document other than the Company Proxy Statement and at the time of any distribution thereof, such Company Disclosure Document will not contain any untrue statement of a material fact or omit to state a material fact necessary in order to make the statements made therein, in the light of the circumstances under which they were made, not misleading. The representations and warranties contained in this Section 4.1(f)(ii) will not apply to statements or omissions included in the Company Disclosure Documents based upon information furnished to the Company in writing by Parent or Merger Subsidiary specifically for use therein.

                  (iii) The information with respect to the Company or any subsidiary that the Company furnishes to Parent or Merger Subsidiary in writing specifically for use in the Offer Documents will not, at the time of the filing thereof, at the time of any distribution thereof and at the time of the consummation of the Offer, contain any untrue statement of a material fact or omit to state any material fact required to be stated therein or necessary in order to make the statements made therein, in the light of the circumstances under which they were made, not misleading.

                  (g) Absence of Certain Changes or Events. Except as disclosed in the SEC Documents filed and publicly available prior to the date of this Agreement (the "Company Filed SEC Documents") or in Section 4.1(g) of the Disclosure Schedule, since December 31, 1998, the Company has conducted its business only in the ordinary course consistent with past practice, and there has not been (i) any event, occurrence or development of a state of circumstances which has had or could reasonably be expected to have a Material Adverse Effect, (ii) any declaration, setting aside or payment of any dividend or other distribution (whether in cash, stock or property) with respect to any of the Company's capital stock or any repurchase, redemption or other acquisition by the Company or any of its subsidiaries of any outstanding shares of capital stock or other securities of the Company or any of its subsidiaries,
(iii) any split, combination or reclassification of any of its capital stock or any issuance or the authorization of any issuance of any other securities in respect of, in lieu of or in substitution for shares of its capital stock, (iv)
(A) any granting by the Company or any of its subsidiaries to any current or former director, officer or employee of the Company or any of its subsidiaries of any increase in compensation or benefits, except in the ordinary course of business consistent with past practice, (B) any granting by the Company or any of its subsidiaries to any such director, officer or employee of any increase in severance or termination pay (including the acceleration in the exercisability of Company Options or in the vesting of Shares (or other property) or the provision of any tax gross-up), except as was required under employment, severance or termination agreements or plans in effect as of December 31, 1998 which individually or in the aggregate could reasonably be expected to have a Material Adverse Effect, or (C) any entry by the Company or any of its subsidiaries into any employment, deferred compensation, severance or termination agreement with any such current or former director, officer or employee, except in the ordinary course of business consistent with past practice, (v) any damage, destruction or loss, whether or not covered by insurance, that has had or could have a Material Adverse Effect, (vi) any change in accounting methods, principles or practices by the Company or any of its subsidiaries, except insofar as may have been required by a change in generally accepted accounting principles, (vii) any amendment of any material term of any outstanding security of the Company or any of its subsidiaries, (viii) any incurrence, assumption or guarantee by the Company or any of its subsidiaries of any material indebtedness for borrowed money other than in the ordinary course of business consistent with past practice, but in no event in the amount of more than $250,000 in the aggregate, (ix) any creation or assumption by the Company or any of its subsidiaries of any Lien on any asset other than in the ordinary course of business consistent with past practice, but in no event in the amount of more than $250,000 for any one transaction or $500,000 in the aggregate, (x) any making of any loan, advance or capital contributions to or investment in any person other than (A) made in the ordinary course of business consistent with past practice, but in no event in the amount of more than $100,000 for any one transaction or $150,000 in the aggregate and (B) investments in cash equivalents made in the ordinary course of business consistent with past practice, (xi) any transaction or commitment made, or any contract or agreement entered into, by the Company or any of its subsidiaries relating to its assets or business (including the acquisition or disposition of any assets or the merger or consolidation with any person) or any relinquishment by the Company or any of its subsidiaries of any contract or other right, in either case, material to the Company or any of its subsidiaries, other than transactions and commitments in the ordinary course of business consistent with past practice and those contemplated by this Agreement, but in no event representing commitments on behalf of the Company or any of its subsidiaries of more than $250,000 for any transaction or $500,000 for any series of transactions, (xii) any material labor dispute, other than routine individual grievances, or any activity or proceeding by a labor union or representative thereof to organize any employees of the Company or any of its subsidiaries, which employees were not subject to a collective bargaining agreement at December 31, 1998, or any material lockouts, strikes, slowdowns, work stoppages or threats thereof by or with respect to such employees or (xiii) any agreement, commitment, arrangement or undertaking by the Company or any of its subsidiaries to perform any action described in clauses
(i) through (xii).

                  (h) Litigation. Except as disclosed in the Company Filed SEC Documents or Section 4.1(h) of the Disclosure Schedule, there is no suit, action or proceeding pending or, to the knowledge of the Company, threatened against or affecting the Company or any of its subsidiaries that, individually or in the aggregate, could reasonably be expected to (i) have a Material Adverse Effect,
(ii) impair the ability of the Company to perform its obligations under this Agreement or (iii) prevent or materially delay the consummation of the Offer, the Merger or any of the other transactions contemplated by this Agreement, nor is there any judgment, decree, injunction, rule or order of any Governmental Entity or arbitrator outstanding against the Company or any of its subsidiaries having, or which, insofar as reasonably can be foreseen, in the future would have, any such effect. Section 4.1(h) of the Disclosure Schedule sets forth, with respect to any pending suit, action or proceeding to which the Company or any its subsidiaries is a party and which involves claims which could reasonably be expected to exceed $25,000, the forum, the parties thereto, the subject matter thereof and the amount of damages claimed.

                  (i) Absence of Changes in Stock or Benefit Plans. Except as disclosed in Section 4.1(i) or (g) of the Disclosure Schedule, since December 31, 1998, there has not been (i) any acceleration, amendment or change of the period of exercisability or vesting of any Company Options or restricted stock, stock bonus or other awards under the Stock Plans or any other options to purchase Shares or stock of any subsidiary of the Company (including any discretionary acceleration of the exercise periods or vesting by the Company's Board of Directors or any committee thereof or any other persons administering a Stock Plan) or authorization of cash payments in exchange for any Company Options, restricted stock, stock bonus or other awards granted under any of such Stock Plans or any other options to purchase Shares as stock of any subsidiary of the Company or (ii) any adoption or amendment by the Company or any of its subsidiaries of any collective bargaining agreement or any bonus, pension, profit sharing, deferred compensation, incentive compensation, stock ownership, stock purchase, stock option, phantom stock, stock appreciation right, retirement, vacation, severance, disability, death benefit, hospitalization, medical, workers' compensation, disability, supplementary unemployment benefits, or other plan, arrangement or understanding (whether or not legally binding) or any employment agreement providing compensation or benefits to any current or former employee, officer, director or independent contractor of the Company or any of its subsidiaries or any beneficiary thereof or entered into, maintained or contributed to, as the case may be, by the Company or any of its subsidiaries (collectively, "Benefit Plans") other than immaterial amendments to any such Benefit Plan. Section 4.1(i) of the Disclosure Schedule sets forth for each of the five most highly compensated employees of the Company, the aggregate maximum amount of all termination, severance or other similar benefits to which such employee is entitled in connection with the Merger and the other transactions contemplated by this Agreement.

                  (j) Participation and Coverage in Benefit Plans. There has been no adoption of, or amendment to, or change in employee participation or coverage under, or written interpretation or announcement (whether or not written) by the Company or any of its subsidiaries relating to, any Benefit Plans which would increase materially the expense of maintaining such Benefit Plans above the level of the expense incurred in respect thereof for the fiscal year ended on December 31, 1998.

                  (k) ERISA Compliance. (i) Section 4.1(k) of the Disclosure Schedule contains a list and brief description of all "employee pension benefit plans" (defined in Section 3(2) of the Employee Retirement Income Security Act of 1974, as amended ("ERISA")), "employee welfare benefit plans" (defined in
Section 3(l) of ERISA) and all other Benefit Plans maintained, or contributed to, by the Company or any of its subsidiaries or ERISA affiliates (defined below) for the benefit of any current or former employees, officers or directors of the Company or any of its subsidiaries or ERISA affiliates or under which the Company or any of its subsidiaries or ERISA affiliates has any liability. The Company has made available to Parent complete and correct copies of (A) each Benefit Plan (or, in the case of any unwritten Benefit Plans, descriptions thereof) and all amendments thereto and written interpretations thereof, (B) the most recent annual report on Form 5500 filed with the Internal Revenue Service with respect to each Benefit Plan (if any such report was required), (C) the most recent summary plan description for each Benefit Plan for which such summary plan description is required and (D) each trust agreement and group annuity or insurance contract relating to any Benefit Plan. For purposes of this Agreement, "ERISA affiliate" of the Company means any person which, together with the Company or any of its subsidiaries, would be treated as a single employer under Section 414 of the Code. The only Benefit Plans which individually or collectively would constitute an "employee pension benefit plan" defined in Section 3(2) of ERISA (the "Pension Plans") are identified as such in Section 4.1(k) of the Disclosure Schedule.

                  (ii) Each Benefit Plan has been maintained and administered in compliance in all material respects with its terms and with the requirements prescribed by any and all applicable statutes, orders, rules and regulations, and is, to the extent required by applicable law or contract, fully funded without having any deficit or unfunded actuarial liability. Any Benefit Plan intended to be qualified under Section 401(a) of the Code has been determined by the Internal Revenue Service to be so qualified and nothing has occurred to cause the loss of such qualified status.

                  (iii) No Benefit Plan is covered by Title IV of ERISA or
Section 412 of the Code. Neither the Company nor any of its subsidiaries has incurred or expects to incur any liability under Title IV of ERISA or any liability or penalty under Section 4975 or 4980B of the Code or Section 502(i) of ERISA.

                  (iv) There are no pending or anticipated material claims against or otherwise involving any of the Benefit Plans and no suit, action or other litigation (excluding claims for benefits incurred in the ordinary course of Benefit Plan activities) has been brought against or with respect to any Benefit Plan.

                  (v) All material contributions, reserves or premium payments, required to be made as of the date hereof to or with respect to the Benefit Plans have been made or provided for.

                  (vi) Except as required by law, neither the Company nor any of its subsidiaries has any obligations for post-retirement or post-termination health and life benefits under any Benefit Plan.

                  (l) Taxes. As used in this Agreement, "tax" or "taxes" shall include all Federal, state, local and foreign income, property, sales, excise and other taxes, tariffs or governmental charges or assessments of any nature whatsoever as well as any interest, penalties and additions thereto.

                  (i) Except as set forth in Section 4.1(l) of the Disclosure Schedule, the Company and each of its subsidiaries have timely filed all tax returns, statements, reports and forms required to be filed with any tax authority and in accordance with all applicable laws (other than a failure in an immaterial matter). All such tax returns are correct and complete in all respects. Except as set forth in Section 4.1(l) of the Disclosure Schedule, the Company and each of its subsidiaries have paid (or the Company has paid on its behalf) all taxes required to be paid by it, and the most recent financial statements contained in the Company Filed SEC Documents reflect an adequate reserve for all taxes payable by the Company and its subsidiaries for all taxable periods and portions thereof through the date of such financial statements. There are no Liens on any of the assets of the Company or any of its subsidiaries that arose in connection with any failure (or alleged failure) to pay any tax.

                  (ii) The Company and each of its subsidiaries has withheld and timely paid all taxes required to have been withheld and paid in connection with amounts paid or owing to any employee, independent contractor, creditor, stockholder, or other third party.

                  (iii) Neither the Company nor any of its subsidiaries expects any authority to assess any additional taxes against the Company or any of its subsidiaries for any period for which tax returns have been filed. Except as set forth in Section 4.1(l) of the Disclosure Schedule, no dispute or claim concerning any tax liability of the Company or any of its subsidiaries has been proposed or claimed in writing by any authority. The Company has provided Parent with a list of all Federal, state, local, and foreign income tax returns filed with respect to the Company and any of its subsidiaries for taxable periods ended on or after December 31, 1995, indicating those tax returns that have been audited, and indicating those tax returns that currently are the subject of audit. The Company has made available to Parent correct and complete copies of all its Federal income tax returns, and examination reports, and statements of deficiencies assessed against or agreed to by the Company and any of its subsidiaries since December 31, 1995.

                  (iv) Neither the Company nor any of its subsidiaries has waived any statute of limitations in respect of taxes or agreed to any extension of time with respect to a tax assessment or deficiency.

                  (v) Neither the Company nor any of its subsidiaries has filed a consent pursuant to Section 341(f) of the Code concerning collapsible corporations. Except as set forth in Section 4.1(l) of the Disclosure Schedule, neither the Company nor any of its subsidiaries is a party to any tax allocation or sharing agreement. Neither the Company nor any of its subsidiaries has any liability for the taxes of any person (other than the Company and any of its subsidiaries that is currently a member of the Company's affiliated group filing a consolidated federal income tax return) under Treas. Reg. Section 1.1502-6 (or any similar provision of state, local, or foreign law), as a transferee or successor, by contract, or otherwise.

                  (vi) As of the date of the most recent financial statements included in the Company Filed SEC Documents, the unpaid taxes of the Company and its subsidiaries did not exceed the liability for taxes (rather than any reserve for deferred taxes established to reflect timing differences between book and tax income) set forth on the face of such financial statements.

                  (vii) Neither the Company nor any of its subsidiaries is required to include in income any adjustment pursuant to Section 481(a) of the Code (or similar provisions of other law or regulations) in its current or in any future taxable period by reason of a change in accounting method; nor does the Company or any of its subsidiaries have any knowledge that the Internal Revenue Service (or other taxing authority) has proposed or is considering proposing, any such change in accounting method. Neither the Company nor any of its subsidiaries is a party to any agreement, contract, or arrangement that, individually or collectively, could give rise to the payment of any amount (whether in cash or property, including Company Stock) that would not be deductible pursuant to the terms of Sections 162(a)(1), 162(m), 162(n) or 280G of the Code.

                  (m) State Takeover Statutes. The Board of Directors of the Company has approved the Offer, the Merger, the Stockholder Option Agreement and this Agreement, and such approval is sufficient to render inapplicable to the Offer, the Merger, the Stockholder Option

Agreement, this Agreement, and the transactions contemplated hereby or thereby, the provisions of Section 203 of Delaware Law. To the Company's knowledge, no other "fair price", "moratorium", "control share acquisition", or other anti-takeover statute or similar statute or regulation, applies or purports to apply to the Offer, the Merger, the Stockholder Option Agreement, this Agreement, or any of the transactions contemplated hereby or thereby.

                  (n) Brokers; Schedule of Fees and Expenses. No broker, investment banker, financial advisor or other person, other than DLJ, the fees and expenses of which will be paid by the Company (and a copy of whose engagement letter and a calculation of the fees that would be due thereunder has been provided to Parent), is entitled to any broker's, finder's, financial advisor's or other similar fee or commission in connection with the transactions contemplated by this Agreement based upon arrangements made by or on behalf of the Company or any of its subsidiaries. No such engagement letter obligates the Company to continue to use the services or pay fees or expenses in connection with any future transaction.

                  (o) Permits; Compliance with Laws. Each of the Company and its subsidiaries has in effect all federal, state, local and foreign governmental approvals, authorizations, certificates, filings, franchises, licenses, notices, permits and rights ("Permits") necessary for it to own, lease or operate its properties and assets and to carry on its business as now conducted, and there has occurred no default under any such Permit, except for the absence of Permits and for defaults under Permits which absence or defaults, individually or in the aggregate, could not reasonably be expected to have a Material Adverse Effect. The Company and its subsidiaries have been, and are, in compliance in all material respects with all applicable statutes, laws, ordinances, regulations, rules, judgments, decrees or orders of any Governmental Entity, and neither the Company nor any of its subsidiaries has received any notice from any Governmental Entity or any other person that either the Company or any of its subsidiaries is in violation of, or has violated, in any material respect any applicable statutes, laws, ordinances, regulations, rules, judgments, decrees or orders.

                  (p) Contracts; Debt Instruments; Leases. (i) Except as otherwise disclosed in Section 4.1(p)(i)(A)-(F) of the Disclosure Schedule, neither the Company nor any of its subsidiaries is a party to or subject to:

                  (A) any union contract, or any employment consulting, severance, termination, or indemnification agreement, contract or arrangement providing for future payments, written or oral, with any current or former officer, consultant, director or employee which (1) exceeds $25,000 per annum or (2) requires aggregate annual payments or total payments over the life of such agreement, contract or arrangement to such current or former officer, consultant, director or employee in excess of $25,000 or $50,000, respectively, and is not terminable by it or its subsidiary on 30 days' notice or less without penalty or obligation to make payments related to such termination;

                  (B) any joint venture contract or arrangement or any other agreement which has involved or is expected to involve a sharing of revenues that nets the Company $500,000 per annum or more of revenues;

                  (C) any lease for real or personal property (including mineral leases (other than oil or gas leases)), "non-HBP" leases, take-or-pay arrangements, recoupment arrangements,

         Fixed Price Contracts (as defined below in Section 4.1(w)(ii)), agreements for the sale or production of Hydrocarbons (as defined below in Section 4.1(w)(iii)), gas gathering agreements, gas treatment agreements, gas compression agreements, transportation agreements, agreements to purchase pipes, facilities or equipment or other contracts or agreements relating to the Company's or any of its subsidiaries' Oil and Gas Interests (as defined below in Section 4.1(w)(i));

                  (D) any material agreement, contract, policy, license, Permit, document, instrument, arrangement or commitment which has not been terminated or performed in its entirety and not renewed which may be, by its terms, terminated, impaired or adversely affected by reason of the execution of this Agreement, the closing of the Offer or the Merger, or the consummation of the transactions contemplated hereby;

                  (E) any agreement, contract, policy, license, Permit, document, instrument, arrangement or commitment that materially limits the freedom of the Company or any subsidiary of the Company to compete in any line of business or with any person or in any geographic area or which would so materially limit the freedom of the Company or any subsidiary of the Company after the Effective Time; or

                  (F) any other agreement, contract, policy, license, Permit, document, instrument, arrangement or commitment not made in the ordinary course of business which is material to the Company or any of its subsidiaries.

                  (ii) All contracts, policies, agreements, leases, licenses, Permits, documents, instruments, arrangements and other commitments listed in
Section 4.1(p)(i)(A)-(F) and Section 4.1(p)(iv) of the Disclosure Schedule or otherwise disclosed in the Company Filed SEC Documents are valid and binding agreements of the Company or a subsidiary of the Company and are in full force and effect, except to the extent that enforceability may be limited by applicable bankruptcy, reorganization, insolvency, moratorium or other laws affecting the enforcement of creditors' rights generally and by general principles of equity, regardless of whether such enforceability in considered in a proceeding in equity or at law, and, except as set forth in Section 4.1(p) of the Disclosure Schedule, neither the Company, any of its subsidiaries nor, to the knowledge of the Company, any other party thereto, is in default in any material respect under the terms of any such contract, plan, arrangement, agreement, lease, license, Permit, instrument or other commitment.

                  (iii) Except as set forth in Section 4.1(p) of the Disclosure Schedule, neither the Company nor any subsidiary of the Company is in default in any material respect under the terms of any exclusive license or distribution agreement or arrangement, true and complete copies or descriptions of all of which have been made available to Parent. To the knowledge of the Company, none of the parties to any of the contracts identified pursuant to the immediately proceeding sentence, in Section 4.1(p)(i)(A)-(F) of the Disclosure Schedule or otherwise disclosed in the Company Filed SEC Documents has terminated, or in any way expressed an intent to materially reduce or terminate the amount of, its business with the Company or any of its subsidiaries in the future.

                  (iv) Set forth in Section 4.1(p)(iv) of the Disclosure
Schedule is (A) a list of all loan or credit agreements, notes, bonds, mortgages, indentures and other agreements and instruments pursuant to which any indebtedness of the Company or any of its subsidiaries in an aggregate principal amount in excess of $100,000 is outstanding or may be incurred and (B) the respective principal amounts currently outstanding thereunder. For purposes of this Section 4.1(p)(iv), "indebtedness" shall mean, with respect to any person, without duplication, (A) all obligations of such person for borrowed money, or with respect to deposits or advances of any kind to such person, (B) all obligations of such person evidenced by bonds, debentures, notes or similar instruments, (C) all obligations of such person upon which interest charges are customarily paid, (D) all obligations of such person under conditional sale or other title retention agreements relating to property purchased by such person, (E) all obligations of such person issued or assumed as the deferred purchase price of property or services (excluding obligations of such person to creditors for raw materials, inventory, services and supplies incurred in the ordinary course of such person's business), (F) all capitalized lease obligations of such person, (G) all obligations of others secured by any Lien on property or assets owned or acquired by such person, whether or not the obligations secured thereby have been assumed, (H) all obligations of such person under interest rate or currency swap transactions (valued at the termination value thereof), (I) all letters of credit issued for the account of such person (excluding letters of credit issued for the benefit of suppliers to support accounts payable to suppliers incurred in the ordinary course of business), (J) all obligations of such person to purchase securities (or other property) which arises out of or in connection with the sale of the same or substantially similar securities or property, and (K) all guarantees and arrangements having the economic effect of a guarantee of such person of any indebtedness of any other person.

                  (q) Opinion of Financial Advisor. The Company has received the opinion of DLJ, dated the date hereof, a copy of which has been or, within two business days of the date hereof, will be provided to Parent, to the effect that, as of such date, the consideration to be paid in the Offer and the Merger is fair to the Company's stockholders from a financial point of view.

                  (r) Interests of Officers and Directors. None of the Company's or any of its subsidiaries' officers or directors has any interest in any property, real or personal, tangible or intangible, including inventions, patents, copyrights, trademarks, trade names, trade secrets or know-how, used in or pertaining to the business of the Company or that of its subsidiaries, or any supplier, distributor or customer of the Company or any of its subsidiaries, except for the normal rights of a stockholder and rights under existing Benefit Plans and Stock Plans.

                  (s) Technology. (i) Except as set forth in Section 4.1(s)(i) of the Disclosure Schedule, the Company exclusively owns, or is licensed to use, without restriction, the rights to all patents, trademarks, trade names, service marks, copyrights and any applications therefor, inventories, technology, trade secrets, know-how, 3-D seismic data, computer software programs or applications and tangible or intangible proprietary information or material that in any material respect are used or proposed to be used in the business of the Company and any of its subsidiaries as currently conducted or proposed to be conducted (the "Company Intellectual Property Rights"). Section 4.1(s)(i) of the Disclosure Schedule lists: (A) all patents, trademarks, trade names, service marks, registered and unregistered copyrights, and any applications therefor included in the Company Intellectual Property Rights; (B) all licenses and other agreements to which the Company or any of its subsidiaries is a party and pursuant to which the Company or any of its subsidiaries is authorized to use any Company Intellectual Property Right, and includes the identities of the parties thereto, a description of the nature and subject matter thereof, the applicable royalty and the term thereof; and (C) all 3-D seismic data included in the Company Intellectual Property Rights. Neither the Company nor any of its subsidiaries is, or as a result of the execution, delivery or performance of the Company's obligations hereunder will be, in violation in any material respect of, or lose any rights (other than immaterial rights) pursuant to, any license or agreement described in Section 4.1(s) of the Disclosure Schedule.

                  (ii) No claims with respect to the Company Intellectual Property Rights have been asserted or, to the knowledge of the Company, are threatened by any person nor does the Company or any subsidiary of the Company know of any valid grounds for any bona fide claims (A) to the effect that the manufacture, sale or use of any product or process as now used or offered or proposed for use or sale by the Company or any subsidiary of the Company infringes on any copyright, trade secret, patent or other intellectual property right of any person, (B) against the use by the Company or any subsidiary of the Company of any Company Intellectual Property Rights, or (C) challenging the ownership, validity or effectiveness of any of the Company Intellectual Property Rights. All granted and issued patents and all registered trademarks and service marks listed in Section 4.1(s) of the Disclosure Schedule and all copyrights held by the Company or any of its subsidiaries are valid, enforceable and subsisting. To the Company's knowledge, there has not been and there is not any material unauthorized use, infringement or misappropriation of any of the Company Intellectual Property Rights by any third party, employee or former employee.

                  (t) Change of Control. Except as disclosed in Section 2.5(c), 4.1(i) or 4.1(t) of the Disclosure Schedule, the execution and delivery of this Agreement and the consummation of the transactions contemplated hereby and thereby will not (i) result in any payment (including severance, unemployment compensation, tax gross-up, bonus or otherwise) becoming due to any current or former director, employee or independent contractor of the Company or any of its subsidiaries, from the Company or any of its subsidiaries under any Stock Plan, Benefit Plan, agreement or otherwise, (ii) materially increase any benefits otherwise payable under any Stock Plan, Benefit Plan, agreement or otherwise or
(iii) result in the acceleration of the time of payment, exercise or vesting of any such benefits, in each case, that could reasonably be expected to have a Material Adverse Effect.

                  (u) Environmental. Except as set forth in Section 4.1(u) of the Disclosure Schedule, (i) the businesses as presently or formerly engaged in by the Company and its subsidiaries are and have been conducted in compliance in all material respects with all applicable Environmental Laws (defined below), including having all permits, licenses and other approvals and authorizations, during the time the Company (or such subsidiary) engaged in such businesses,
(ii) the properties presently or formerly owned or operated by the Company or any subsidiary of the Company (including soil, groundwater or surface water on, under or adjacent to the properties, and buildings thereon) ("Company Properties") do not contain any Hazardous Substance (defined below) other than as permitted under applicable Environmental Laws, (iii) neither the Company nor any subsidiary of the Company has received any notices, demand letters or requests for information from any federal, state, local or foreign governmental entity or any third party indicating that the Company or any subsidiary of the Company may be in violation of, or liable under, any Environmental Law in connection with the ownership or operation of the Company's or any of its subsidiaries' businesses, (iv) there are no civil, criminal or administrative actions, suits, demands, claims, hearings, investigations or proceedings pending or threatened against the Company or any subsidiary of the Company with respect to the Company or any subsidiary of the Company or the Company Properties relating to any violation, or alleged violation, of any Environmental Law, (v) no reports have been filed, or are required to be filed, by the Company or any subsidiary of the Company concerning the release of any Hazardous Substance or the threatened or actual violation of any Environmental Law on or at Company Properties, (vi) no Hazardous Substance has been disposed of, transferred, released or transported from any Company Property during the time such Company Property was owned or operated by the Company or any subsidiary of the Company, other than as permitted under applicable Environmental Law, (vii) there have been no environmental investigations, studies, audits, tests, reviews or other analyses conducted by or which are in the possession of the Company or any subsidiary of the Company relating to the Company or any subsidiary of the Company or the Company Properties which have not been delivered to Parent prior to the date hereof,
(viii) there are no underground storage tanks on, in or under any of the Company Properties and no underground storage tanks have been closed or removed from any Company Properties while such Company Property was in the ownership of the Company or any subsidiary of the Company, (ix) there is no asbestos present in any Company Property presently owned or operated by the Company or any subsidiary of the Company, and no asbestos has been removed from any Company Property while such Company Property was owned or operated by the Company or any subsidiary of the Company, (x) none of the Company Properties has been used at any time by the Company or any subsidiary of the Company as a sanitary landfill or hazardous waste disposal site, and (xi) neither the Company nor any subsidiary of the Company has incurred, and none of the Company Properties are presently subject to, any liabilities (fixed or contingent) relating to any suit, settlement, court order, administrative order, judgment or claim asserted or arising under any Environmental Law.

                  "Environmental Law" means (i) any federal, state, foreign and local law, statute, ordinance, rule, regulation, code, license, permit, authorization, approval, consent, legal doctrine, order, judgment, decree, injunction, requirement or agreement with any governmental entity, (A) relating to the protection, preservation or restoration of the environment (including air, water vapor, surface water, groundwater, drinking water supply, surface land, subsurface land, plant and animal life or any other natural resource), or to human health or safety or (B) relating to the exposure to, or the use, storage, recycling, treatment, generation, transportation, processing, handling, labeling, production, release or disposal of, Hazardous Substances, in each case as amended and as now or hereafter in effect and (ii) any common law or equitable doctrine (including injunctive relief) that may impose liability or obligations for injuries or damages due to, or threatened as a result of, the presence of or exposure to any Hazardous Substance.

                  "Hazardous Substance" means any substance presently or hereafter listed, defined, designated or classified as hazardous, toxic, radioactive or dangerous, or otherwise regulated, under any Environmental Law, whether by type or by quantity, including any substance containing any such substance as a component. The term "Hazardous Substance" includes any toxic waste, pollutant, contaminant, hazardous substance, toxic substance, hazardous waste, special waste, industrial substance or petroleum or any derivative or by-product thereof, radon, radioactive material, asbestos, asbestos containing material, urea formaldehyde foam insulation, lead and polychlorinated biphenyl.

                  (v) Title to Properties. Except as set forth in Section 4.1(v) of the Disclosure Schedule, (i) each of the Company and its subsidiaries has good and indefeasible title to, or valid leasehold interests in, all its properties and assets (including all oil and gas interests), free and clear of all Liens, except for defects in title, easements, restrictive covenants and similar encumbrances or impediments that, in the aggregate, do not and will not materially interfere with the use of the properties or assets subject thereto or affected thereby or otherwise materially impair business operations at such properties;

                  (ii) each of the Company and its subsidiaries has complied in all material respects with the terms of all leases to which it is a party and under which it is in occupancy, and all such leases are in full force and effect and each of the Company and each of its subsidiaries enjoys peaceful and undisturbed possession under all such leases;

                  (iii) all royalties, rentals, shut-in gas payments and other payments due with respect to the Company's and its subsidiaries' Oil and Gas Interests (as defined in Section 4.1(w)(i)) have been properly and timely paid, except (A) for payments held in suspense for title or other reasons which are customary in the industry and which will not result in grounds for cancellation of the Company's or its subsidiaries' rights in such Oil and Gas Interests and
(B) such failures as would not have a Material Adverse Effect; and

                  (iv) neither the Company nor any of its subsidiaries is in default (and there exists no event or circumstance which with notice or the passage of time or both could constitute a default by the Company or its Subsidiaries) under the terms of any leases, farmout agreements or other contracts or agreements respecting the Company's or its subsidiaries' Oil and Gas Interests which could (A) interfere in any material respect with the operation or use thereof, (B) prevent the Company or its subsidiaries from receiving the proceeds of production attributable to their interest therein, (C) result in cancellation of the Company's interest therein, or (D) impair the value of the Company's or its subsidiaries' interest therein.

                  (w) Other Obligations. (i) Except as set forth in Section 4.1
(w) of the Disclosure Schedule, (i) none of the Company's or its subsidiaries' Oil and Gas Interests are subject to any contract or agreement providing for recoupment of sums paid in respect of take or pay gas purchase contracts or other similar provision such that the owner of such assets will not receive the full amount of revenue from the sale of production attributable to the ownership interest therein; and (ii) there exists no imbalance regarding production taken or marketed from such assets or any portion thereof which could result in (1) a portion of the interest in production therefrom to be taken or delivered after the Effective Time without the Company or any of its subsidiaries receiving payment therefor and at the price it would have received absent such imbalance;
(2) the Company or any of its subsidiaries, after the Effective Time, being obligated to make payment to any person or entity as a result of such imbalance; or (3) production being shut-in or curtailed after the Effective Time due to non-compliance with allowables, production quotas, proration rules or similar orders or regulations of any governmental authorities. "Oil and Gas Interests" means direct and indirect interests in and rights with respect to oil, gas, helium, carbon dioxide, mineral, and related properties and assets of any kind and nature, direct or indirect, including leasehold, working, royalty and overriding royalty interests, production payments, operating rights, net profit interests, other non-working interests, and non-operating interests.

                  (ii) Except as disclosed in Section 4.1(w) of the Disclosure Schedule, none of the Company and its subsidiaries engages in any natural gas or other futures or options trading or is a party to any price swaps, hedges, futures or similar instruments. Section 4.1(w) of the Disclosure Schedule discloses a true and correct statement of the position, as of the date hereof, of the Company and its subsidiaries with respect to obligations under Fixed Price Contracts (including, with respect to each Fixed Price Contract, location of delivery and variations in the obligation to take or deliver) and related Hydrocarbon (as defined in Section 4.1(w)(iii)) price swaps, hedges, futures or similar instruments to which the Company or any of its subsidiaries is a party and that are material to the Company. "Fixed Price Contracts" shall mean any contracts, commitments or agreements for the purchase or sale of Hydrocarbons (x) having a remaining term of more than sixty (60) days, wherein the purchase or sale price thereunder throughout part of the remaining life of such contract, commitment or agreement is a fixed amount or an amount that is otherwise reasonably determinable as of the date hereof pursuant to the terms of such contract, commitment or agreement, or (y) which has been hedged with futures contracts or otherwise; provided, however, that the term Fixed Price Contracts will not include any contract, commitment or agreement under which the purchase or sales price throughout the remaining life of the contract, commitment or agreement is based on a market responsive reference price for a Hydrocarbon.

                  (iii) Neither the Company nor any of its subsidiaries has entered into, or is a party to, or has any obligations under, any contract for the purchase of Hydrocarbons or other property or services that require payment to be made by the Company or its subsidiaries regardless of whether or not delivery is ever made of such Hydrocarbons or other property or services. "Hydrocarbons" shall mean crude oil, natural gas, natural gas liquids and other hydrocarbons produced from crude oil or natural gas.

                  (x) Public Utility Holding Company Act; Non-Utility Status. Except as set forth in Section 4.1(x) of the Disclosure Schedule, (i) neither the Company nor any of its subsidiaries is a "holding company" or a "subsidiary company" of a "holding company" or an "affiliate" of a "holding company" as such terms are defined in the Public Utility Holding Company Act of 1935, as amended;
(ii) neither the Company nor any of its subsidiaries is a regulated utility under the laws of any state; (iii) no claim or complaint to the effect that the Company or any of its subsidiaries is a regulated utility under the laws of any state has been made to the Company or any of its subsidiaries or by or, to the knowledge of the Company, to any public utilities commission of any state; and
(iv) neither the Company nor any of its subsidiaries has offered pipeline service or gas transportation services to the general public or to any significant segment thereof or has dedicated its pipelines or related facilities in any manner to public use. Section 4.1(x) of the Disclosure Schedule discloses all persons or entities for whom gas has been transported by the Company or any of its subsidiaries.

                  (y) Year 2000. Except as disclosed in Section 4.1(y) of the Disclosure Schedule, all of the MIS Systems (other than immaterial Systems), fuel operations and the Facilities (other than immaterial Facilities) are, or prior to December 31, 1999 are reasonably expected to be, Year 2000 Compliant. To the knowledge of the Company, all material vendors of products or services to the Company and its subsidiaries will continue to furnish its products or services to the Company and its subsidiaries (other than immaterial products and services) without interruption or material delay, on and after January 1, 2000 and such products and services are Year 2000 compliant. Section 4.1(y) of the Disclosure Schedule sets forth a list of all vendor and supplier Year 2000 compliance certificates received by the Company. "Year 2000 Compliant" means that (i) the MIS Systems accurately process, provide and/or receive all date/time data (including calculating, comparing, sequencing, processing and outputting) within, from, into, and between centuries (including the twentieth and twenty-first centuries and the years 1999 and 2000), including leap year calculations, and (ii) neither the performance nor the functionality nor the Company's or any of its subsidiaries' provision of the products, services, and other item(s) at issue will be affected by any dates/times prior to, on, after, or spanning January 1, 2000. "Facilities" means any facilities or equipment used by the Company or any of its subsidiaries' in any location, including HVAC systems, mechanical systems, elevators, security systems, fire suppression systems, telecommunications systems, and equipment, whether or not owned by the Company or any of its subsidiaries. "MIS Systems" means any computer software and systems (including hardware, firmware, operating system software, utilities, and applications software) used in the ordinary course of business by or on behalf of the Company or any of its subsidiaries, including the Company's or any of its subsidiaries' payroll, accounting, billing/receivables, inventory, asset tracking, customer service, human resources, and e-mail systems.

                  (z) Insurance. Schedule 4.1(z) of the Disclosure Schedule contains a true and complete list of all insurance policies held by either the Company or any of its subsidiaries. All such policies held by the Company or its subsidiaries, are in full force and effect and all related premiums have been paid to date. To the knowledge of the Company, there are no pending or threatened disputes or communications with or from any insurance carrier denying or disputing any claim or regarding cancellation or nonrenewal of any such policy.

                  (aa) Disclosure. No representation or warranty of the Company contained in this Agreement, and no statement contained in the Disclosure Schedule, contains any untrue statement of a material fact or omits to state a material fact necessary to make the statement contained herein or therein, in light of the circumstances under which they were made, not misleading.

                  SECTION 4.2. Representations and Warranties of Parent and Merger Subsidiary. Parent and Merger Subsidiary represent and warrant to the Company as follows:

                  (a) Organization, Standing and Corporate Power. Each of Parent and Merger Subsidiary is a corporation duly organized, validly existing and in good standing under the laws of the State of Delaware and has the requisite corporate power and authority to carry on its business as now being conducted.

                  (b) Authority; Noncontravention. Parent and Merger Subsidiary have all requisite corporate power and authority to enter into this Agreement and to consummate the transactions contemplated by this Agreement. The execution and delivery of this Agreement and the consummation of the transactions contemplated by this Agreement have been duly authorized by all necessary corporate action on the part of Parent and Merger Subsidiary. This Agreement has been duly executed and delivered by Parent and Merger Subsidiary and, assuming this Agreement constitutes a valid and binding agreement of the Company, constitutes a valid and binding obligation of such party, enforceable against such party in accordance with its terms, except to the extent that enforceability may be limited by applicable bankruptcy, reorganization, insolvency, moratorium or other laws affecting the enforcement of creditors' rights generally and by general principles of equity, regardless of whether such enforceability is considered in a proceeding in equity or at law. The execution and delivery of this Agreement do not, and the consummation of the transactions contemplated by this Agreement and compliance with the provisions of this Agreement will not, conflict with, or result in any violation of, or default (with or without notice or lapse of time, or both) under, or give rise to a right of termination, cancellation or acceleration of any obligation or to loss of a material benefit under, or result in the creation of any Lien upon any of the properties or assets of Parent or any of its subsidiaries under, (i) the certificate of incorporation or by-laws of Parent or Merger Subsidiary or the comparable charter or organizational documents of any other subsidiary of

Parent, (ii) any loan or credit agreement, note, bond, mortgage, indenture, lease or other agreement, instrument, permit, concession, franchise or license applicable to Parent or Merger Subsidiary or their respective properties or assets or (iii) subject to the governmental filings and other matters referred to in the following sentence, any judgment, order, decree, statute, law, ordinance, rule or regulation applicable to Parent, Merger Subsidiary or any other subsidiary of Parent or their respective properties or assets, other than, in the case of clause (ii) or (iii), any such conflicts, violations, defaults, rights or Liens that individually or in the aggregate would not (A) have a material adverse effect on Parent or any of its subsidiaries, (B) impair the ability of Parent and Merger Subsidiary to perform their respective obligations under this Agreement or (C) prevent the consummation of any of the transactions contemplated by this Agreement. No Consent is required by or with respect to Parent, Merger Subsidiary or any other subsidiary of Parent in connection with the execution and delivery of this Agreement or the consummation by Parent or Merger Subsidiary, as the case may be, of any of the transactions contemplated by this Agreement, except for (i) the filing of a certificate of merger in accordance with Delaware Law and appropriate documents with the relevant authorities of other states in which the Company is qualified to do business,
(ii) the filing of a premerger notification and report form under the HSR Act,
(iii) compliance with any applicable requirements of the Exchange Act, (iv) such notices, filings and consents as may be required under relevant state property transfer or environmental laws and (v) such other consents, approvals, orders, authorizations, registrations, declarations and filings as may be required under the laws of any foreign country in which the Company or any of its subsidiaries conducts any business or owns any property or assets.

                  (c) Disclosure Documents. (i) The information with respect to Parent and its subsidiaries that Parent furnishes to the Company in writing specifically for use in any Company Disclosure Document will not contain any untrue statement of a material fact or omit to state any material fact necessary in order to make the statements made therein, in the light of the circumstances under which they were made, not misleading (A) in the case of the Company Proxy Statement at the time the Company Proxy Statement or any amendment or supplement thereto is first mailed to stockholders of the Company, at the time the stockholders vote on adoption of this Agreement and at the Effective Time, and
(B) in the case of any Company Disclosure Document other than the Company Proxy Statement, at the time of the filing thereof and at the time of any distribution thereof.

                  (ii) The Offer Documents, when filed, will comply as to form in all material respects with the applicable requirements of the Exchange Act and will not at the time of the filing thereof, at the time of any distribution thereof or at the time of consummation of the Offer, contain any untrue statement of a material fact or omit to state any material fact necessary to make the statements made therein, in the light of the circumstances under which they were made, not misleading, provided, that this representation and warranty will not apply to statements or omissions in the Offer Documents based upon information furnished to Parent or Merger Subsidiary in writing by the Company specifically for use therein.

                  (d) Brokers. No broker, investment banker, financial advisor or other person is entitled to any broker's, finder's, financial advisor's or other similar fee or commission in connection with the transactions contemplated by this Agreement based upon arrangements made by or on behalf of Parent or Merger Subsidiary.

                                    ARTICLE V

                            COVENANTS OF THE COMPANY

                  The Company agrees that:

                  SECTION 5.1. Conduct of Business. During the period from the date of this Agreement to the Effective Time, the Company shall, and shall cause its subsidiaries to, carry on their respective businesses in the ordinary course in substantially the same manner as heretofore conducted and, to the extent consistent therewith, use all commercially reasonable efforts to preserve intact their current business organizations, keep available the services of their current officers and employees and preserve their relationships with customers, suppliers, licensors, licensees, distributors and others having business dealings with them to the end that their goodwill and ongoing business shall be unimpaired at the Effective Time. Without limiting the generality of the foregoing, during the period from the date of this Agreement to the Effective Time, the Company shall not, and shall not permit any of its subsidiaries to, without the prior written approval of Parent (which determination by Parent shall not be unreasonably delayed):

                  (a) (i) declare, set aside or pay any dividends on, or make any other distributions in respect of, any of its capital stock, other than dividends and distributions by any direct or indirect wholly owned subsidiary of the Company to its parent, (ii) split, combine or reclassify any of its capital stock or issue or authorize the issuance of any other securities in respect of, in lieu of or in substitution for shares of its capital stock or (iii) purchase, redeem or otherwise acquire any shares of capital stock of the Company or any of its subsidiaries or any other securities thereof or any rights, warrants or options to acquire any such shares or other securities (other than in connection with the exercise of Company Options);

                  (b) issue, deliver, sell, pledge or otherwise encumber any shares of its capital stock, any other voting securities or any securities convertible into, or any rights, warrants or options to acquire, any such shares, voting securities or convertible securities (other than the issuance of Shares upon the exercise of Company Options);

                  (c) amend its certificate of incorporation, by-laws or other comparable charter or organizational documents;

                  (d) except as set forth in Section 5.1(d) of the Disclosure Schedule, acquire or agree to acquire (including, without limitation, by merger, consolidation or acquisitions of stock or assets) any business, including through the acquisition of any interest in any corporation, partnership, limited liability company, joint venture, association or other business organization or division thereof;

                  (e) mortgage or otherwise encumber or subject to any Lien or, except in the ordinary course of business consistent with past practice and pursuant to existing contracts or commitments, sell, lease, license, transfer or otherwise dispose of any of the Company Intellectual Property Rights or any other material properties or assets, except as disclosed in Section 5.1(e) of the Disclosure Schedule;

                  (f) except as set forth in Section 5.1(f) of the Disclosure Schedule, make or agree to make any new capital expenditures in excess of $500,000;

                  (g) make any material tax election (unless required by law) or settle or compromise any material income tax liability;

                  (h) pay, discharge or satisfy any claims, liabilities or obligations (absolute, accrued, asserted or unasserted, contingent or otherwise), other than the payment, discharge or satisfaction, in the ordinary course of business consistent with past practice and in accordance with their terms, or waive the benefits of, or agree to modify in any manner, any confidentiality, standstill or similar agreement to which the Company or any of its subsidiaries is a party;

                  (i) commence a lawsuit other than (i) for the routine collection of bills or (ii) in such cases where the Company in good faith determines that the failure to commence suit would result in a material impairment of a valuable aspect of the Company's business, provided that the Company consults with Parent prior to filing such suit;

                  (j) (i) enter into or amend any employment or severance agreement or similar arrangements, (ii) make any determination as to amounts payable under any plan, arrangement, or agreement, providing for discretionary incentive compensation or bonus to any officer, director, employee or independent contractor of the Company or any of its subsidiaries or (iii) enter into, adopt, or amend any agreement, arrangement, or Benefit Plan so as to increase the liability (whether or not contingent) of the Company or the Parent or any of their subsidiaries in respect of compensation or benefits except as may be required by law;

                  (k) incur any additional indebtedness (as defined in Section 4.1(p)(iv)) other than borrowings under the Company's senior bank credit facilities as in effect on the date hereof; or

                  (l) authorize any of, or commit or agree to take any of, the foregoing actions; or

                  (m) (i) take or agree or commit to take any action that would make any representation or warranty of the Company hereunder inaccurate in any material respect at, or as of any time prior to, the Effective Time or (ii) omit or agree or commit to omit to take any action necessary to prevent any such representation or warranty from being inaccurate in any material respect at any such time.

                  SECTION 5.2. Stockholder Meeting; Proxy Material. The Company shall cause a meeting of its stockholders (the "Company Stockholder Meeting") to be duly called and held as soon as reasonably practicable following Merger Subsidiary's acquisition of Shares in the Offer for the purpose of voting on the approval and adoption of this Agreement and the Merger unless a vote of stockholders of the Company is not required by Delaware Law. The Directors of the Company shall, subject to their fiduciary duties as advised by Winstead Sechrest & Minick P.C., counsel to the Company, recommend approval and adoption of this Agreement and the Merger by the Company's stockholders. In connection with such meeting, the Company (i) will promptly prepare and file with the SEC, will use its best efforts to have cleared by the SEC and will thereafter mail to its stockholders as promptly as practicable the Company Proxy Statement and all other proxy materials for such meeting, (ii) subject to the fiduciary duties of the Board of Directors of the Company as advised by Winstead Sechrest & Minick P.C., counsel to the Company, will use its best efforts to obtain the necessary approvals by its stockholders of this Agreement and the transactions contemplated hereby and (iii) will otherwise comply with all legal requirements applicable to such meeting.

                  SECTION 5.3. Access to Information. Subject to the terms of that certain Confidentiality Agreement dated June 15, 1999, (a) from the date hereof until the Effective Time, the Company shall, and shall cause each of its subsidiaries to, give Parent, its counsel, financial advisors, auditors and other authorized representatives full access (during normal business hours and upon reasonable notice) to the offices, properties, books and records of the Company and the subsidiaries, will furnish to Parent, its counsel, financial advisors, auditors and other authorized representatives all their respective properties, books, contracts, commitments, personnel and records and, during such period, the Company shall, and shall cause each of its subsidiaries to, furnish (i) a copy of each report, schedule, registration statement and other document filed by it during such period pursuant to the requirements of Federal or state securities laws, (ii) a copy of each tax return, report and information statement filed by it during such period, and (iii) all other information concerning its business, assets, properties and personnel (including financial and operating data) as such persons may reasonably request and will instruct the Company's employees, counsel and financial advisors to cooperate with Parent in its investigation of the business of the Company and the subsidiaries; provided that no investigation pursuant to this Section 5.3 shall affect any representation or warranty given by the Company hereunder.

                  (b) from the date hereof until the Effective Time, the Company will give Parent, its counsel, financial advisors, auditors and other authorized representatives full access (during normal business hours and upon reasonable notice) to all abstracts of title, title opinions, title files, ownership maps, lease files, assignments, division orders, check vouchers and payment statements as the same may now be in existence and in the possession of the Company.

                  (c) from the date hereof until the Effective Time, the Company will give Parent, its counsel, financial advisors, auditors and other authorized representatives full access (during normal business hours at their actual location) to all accounting, revenue, marketing, transportation, processing, environmental, geological, geophysical, production and engineering books, records and data in possession of Company, except such records or data which Company is prevented by contractual obligations with third parties from disclosing; provided that in the event Seller is prohibited from making files or records available because of provisions of third party agreements, then Company shall inform Parent of the existence of such records, the parties thereto and the subject matter of such records.

                  SECTION 5.4. Other Offers. Until the termination of this Agreement, the Company and its subsidiaries will not, and will not authorize or permit the officers, directors, employees or other agents of the Company and its subsidiaries to, directly or indirectly, (i) take any action to solicit, initiate or encourage any Acquisition Proposal (defined below) or (ii) subject to the fiduciary duties of the Board of Directors under applicable law, as advised by Winstead Sechrest & Minick P.C., counsel to the Company, and in response to an unsolicited request that has been submitted to the Company's Board of Directors and determined to be a Superior Acquisition Proposal (defined below), engage in negotiations with, or disclose any nonpublic information relating to the Company or any of its subsidiaries or afford access to the properties, books or records of the Company or any of its subsidiaries to, any person that has advised the Company that it may be considering making, or that has made, an Acquisition Proposal, provided, nothing herein shall prohibit the Company's Board of Directors from taking and disclosing to the Company's stockholders a position with respect to a tender offer pursuant to Rules 14d-9 and 14e-2 promulgated under the Exchange Act. The Company will promptly notify Parent after receipt of any Acquisition Proposal or any indication that any person is considering making an Acquisition Proposal or any request for nonpublic information relating to the Company or any of its subsidiaries or for access to the properties, books or records of the Company or any of its subsidiaries by any person that has advised the Company that it may be considering making, or that has made, an Acquisition Proposal and will keep Parent fully informed of the status and details of any such Acquisition Proposal, notice or request. For purposes of this Agreement, "Acquisition Proposal" means any offer or proposal for, or any indication of interest in, a merger or other business combination involving the Company or any of its subsidiaries or the acquisition of any significant equity interest in, or a significant portion of the assets of, the Company or any of its subsidiaries, other than the transactions contemplated by this Agreement. "Superior Acquisition Proposal" means an acquisition proposal which a majority of the Company's disinterested directors determines in its good faith judgment (after receiving the advice of the Company's independent financial advisor) to be more favorable to the Company's stockholders than the Offer or the Merger, and for which financing, to the extent required, is then committed or which a majority of the Company's disinterested directors reasonably believes will be available when required. For purposes of this Section 5.4, direct or indirect ownership of Shares shall not by itself cause a director to not be deemed to be disinterested.

                  SECTION 5.5. State Takeover Statutes. If any "fair price", "control share acquisition", "moratorium" or other anti-takeover statute, or similar statute or regulation shall become applicable to this Agreement, the Stockholder Option Agreement or any of the transactions contemplated hereby or thereby, including, without limitation, the Offer or the Merger, the Company and its Board of Directors shall take all action necessary to ensure that the Offer, the Merger and the other transactions contemplated hereby and thereby, may be consummated as promptly as practicable on the terms contemplated hereby and otherwise to minimize the effect of such statute or regulation on the Offer, the Merger and the other transactions contemplated hereby or thereby.

                                   ARTICLE VI

                               COVENANTS OF PARENT

                  Parent agrees that:

                  SECTION 6.1. Obligations of Merger Subsidiary. Parent will take all action necessary to cause Merger Subsidiary to perform its obligations under this Agreement and to consummate the Offer and the Merger on the terms and conditions set forth in this Agreement.

                  SECTION 6.2. Voting of Shares. Parent agrees to make a quorum and vote all Shares acquired in the Offer or otherwise beneficially owned by it in favor of adoption of this Agreement at the Company Stockholder Meeting.

                  SECTION 6.3. Director and Officer Liability. Parent will cause the Surviving Corporation to indemnify and hold harmless the present and former officers, directors, employees and agents of the Company (the "Indemnified Parties") in respect of acts or omissions occurring on or prior to the Effective Time to the extent provided under the Company's certificate of incorporation and bylaws in effect on the date hereof; provided that such indemnification shall be subject to any limitation imposed from time to time under applicable law. For three years after the Effective Time, Parent will cause the Surviving Corporation to use its best efforts to provide officers' and directors' liability insurance in respect of acts or omissions occurring on or prior to the Effective Time covering each such person currently covered by the Company's officers' and directors' liability insurance policy on terms substantially similar to those of such policy in effect on the date hereof, provided that in satisfying its obligation under this Section, Parent shall not be obligated to cause the Surviving Corporation to pay premiums in excess of 150% of the amount per annum the Company paid in its last full fiscal year, which amount has been disclosed to Parent, and if the Surviving Corporation is unable to obtain the insurance required by this Section 6.3, it shall obtain as much comparable insurance as possible for an annual premium equal to such maximum amount. Without limitation of the foregoing, in the event any such Indemnified Party is or becomes involved in any capacity in any action, proceeding or investigation in connection with any matter relating to the Merger, the Offer or this Agreement occurring on or prior to the Effective Time, Parent shall cause the Surviving Corporation to pay as incurred such Indemnified Party's reasonable legal and other expenses (including the cost of any investigation and preparation) incurred in connection therewith. Parent shall ensure that, at all relevant times, the Surviving Corporation will have access to sufficient funds to fulfill its obligations pursuant to this Section 6.3.

                  SECTION 6.4. Employees. Parent agrees to honor (or cause the Surviving Corporation to honor) in accordance with their terms all Benefit Plans previously delivered to Parent and all accrued benefits vested thereunder; it being understood and agreed that nothing in this Section 6.4 shall prevent Parent from terminating any such Benefit Plan in accordance with its terms. For purposes of this Section 6.4, any Benefit Plan that is a Company Filed SEC Document shall be deemed to have been delivered to Parent. In the event that Parent shall merge any Benefit Plan with any benefit plan of Parent or otherwise modify any Benefit Plan, prior service with the Company will be counted for purposes of employee eligibility, seniority and vesting under such benefit plan, and any pre-existing condition shall be waived for each employee so long as such employee has had medical coverage under the applicable Benefit Plan for at least six months immediately prior to the Effective Time.

                                   ARTICLE VII

                       COVENANTS OF PARENT AND THE COMPANY

                  The parties hereto agree that:

                  SECTION 7.1. HSR Act Filings; Reasonable Efforts; Notification. (a) Each of Parent and the Company shall, if applicable, (i) promptly make or cause to be made the filings required of such party or any of its subsidiaries under the HSR Act with respect to the transactions contemplated by this Agreement, (ii) comply at the earliest practicable date with any request under the HSR Act for additional information, documents, or other material received by such party or any of its subsidiaries from the Federal Trade Commission or the Department of Justice or any other Governmental Entity in respect of such filings or such transactions, and (iii) cooperate with the other party in connection with any such filing and in connection with resolving any investigation or other inquiry of any such agency or other Governmental Entity under any Antitrust Laws (defined below) with respect to any such filing or any such transaction. Each party shall promptly inform the other party of any communication with, and any proposed understanding, undertaking, or agreement with, any Governmental Entity regarding any such filings or any such transaction. Neither party shall participate in any meeting with any Governmental Entity in respect of any such filings, investigation, or other inquiry without giving the other party notice of the meeting and, to the extent permitted by such Governmental Entity, the opportunity to attend and participate.

                  (b) Each of Parent and the Company shall use all commercially reasonable efforts to resolve such objections, if any, as may be asserted by any Governmental Entity with respect to the transactions contemplated by this Agreement under the HSR Act, the Sherman Act, as amended, the Clayton Act, as amended, the Federal Trade Commission Act, as amended, and any other Federal, state or foreign statutes, rules, regulations, orders or decrees that are designed to prohibit, restrict or regulate actions having the purpose or effect of monopolization or restraint of trade (collectively, "Antitrust Laws"). In connection therewith, if any administrative or judicial action or proceeding is instituted (or threatened to be instituted) challenging any transaction contemplated by this Agreement as violative of any Antitrust Law, and, if by mutual agreement, Parent and the Company decide that litigation is in their best interests, each of Parent and the Company shall cooperate and use all reasonable efforts vigorously to contest and resist any such action or proceeding and to have vacated, lifted, reversed, or overturned any decree, judgment, injunction or other order, whether temporary, preliminary or permanent (each an "Order"), that is in effect and that prohibits, prevents, or restricts consummation of any such transaction. Each of Parent and the Company shall use all commercially reasonable efforts to take such action as may be required to cause the expiration of the notice periods under the HSR Act or other Antitrust Laws with respect to such transactions as promptly as possible after the execution of this Agreement.

                  (c) Each of the parties agrees to use all commercially reasonable efforts to take, or cause to be taken, all actions, and to do, or cause to be done, and to assist and cooperate with the other parties in doing, all things necessary, proper or advisable to consummate and make effective, in the most expeditious manner practicable, the Offer, the Merger, and the other transactions contemplated by this Agreement, including (i) the obtaining of all other necessary actions or nonactions, waivers, consents and approvals from Governmental Entities and the making of all other necessary registrations and filings (including other filings with Governmental Entities, if any), (ii) the obtaining of all necessary consents, approvals or waivers from third parties,
(iii) the preparation of the Company Disclosure Documents and the Offer Documents, and (iv) the execution and delivery of any additional instruments necessary to consummate the transactions contemplated by, and to fully carry out the purposes of, this Agreement.

                  (d) Notwithstanding anything to the contrary in Section 7.1(a), (b) or (c), (i) neither Parent nor any of its subsidiaries shall be required to divest any of their respective businesses, product lines or assets, or to take or agree to take any other action or agree to any limitation that could reasonably be expected to have a material adverse effect on the business, assets, financial condition, results of operations or prospects of Parent or any of its subsidiaries or the Surviving Corporation after the Effective Time, (ii) neither the Company nor its subsidiaries shall be required to divest any of their respective businesses, product lines or assets, or to take or agree to take any other action or agree to any limitation that could reasonably be expected to have a Material Adverse Effect, (iii) no party shall be required to agree to the imposition of, or to comply with, any condition, obligation or restriction on Parent or any of its subsidiaries or on the Surviving Corporation or any of its subsidiaries of the type referred to in clause (a) or (b) of Annex I and (iv) neither Parent nor Merger Subsidiary shall be required to waive any of the conditions to the Offer set forth in Annex I or any of the conditions to the Merger set forth in Section VIII.

                  (e) The Company shall give prompt notice to Parent of (i) any material representation or warranty made by it contained in this Agreement becoming untrue or inaccurate in any material respect, (ii) upon the Company's obtaining knowledge thereof, any representation or warranty made by it contained in this Agreement and not covered by clause (i) above becoming untrue or inaccurate in any material respect, or (iii) the failure by it to comply with or satisfy in any respect any covenant, condition or agreement to be complied with or satisfied by it under this Agreement; provided, however, that no such notification shall affect the representations, warranties, covenants or agreements of the parties or the conditions to the obligations of the parties under this Agreement.

                  (f) The Company shall give prompt notice to Parent, and Parent or Merger Subsidiary shall give prompt notice to the Company, of:

                  (i) any notice or other communication from any person alleging that the consent of such person is or may be required in connection with the transactions contemplated by this Agreement;

                  (ii) any notice or other communication from any Governmental Entity in connection with the transactions contemplated by this Agreement; and

                  (iii) any actions, suits, claims, investigations or proceedings commenced or, to the best of its knowledge threatened against, relating to or involving or otherwise affecting it or any of its subsidiaries which, if pending on the date of this Agreement would have been required to have been disclosed pursuant to Section 4.1(g), 4.1(h), 4.1(k) or 4.1(l) or which relate to the consummation of the transactions contemplated by this Agreement.

                  SECTION 7.2. Public Announcements. Parent and Merger Subsidiary, on the one hand, and the Company, on the other hand, will consult with each other before issuing, and provide each other the opportunity to review and comment upon, any press release or other public statements with respect to the transactions contemplated by this Agreement and the Stockholder Option Agreement, including the Offer and the Merger, and shall not issue any such press release or make any such public statement prior to such consultation.

                                  ARTICLE VIII

                            CONDITIONS TO THE MERGER

                  SECTION 8.1. Conditions to the Obligations of Each Party. The obligations of the Company, Parent and Merger Subsidiary to consummate the Merger are subject to the satisfaction of the following conditions:

                  (i) if required by Delaware Law, this Agreement shall have been adopted by the stockholders of the Company in accordance with such Law;

                  (ii) any applicable waiting period under the HSR Act relating to the Merger shall have expired;

                  (iii) no provision of any applicable law or regulation and no judgment, injunction, order or decree shall prohibit the consummation of the Merger;

                  (iv) Parent or Merger Subsidiary shall have purchased Shares in an amount equal to at least the Minimum Condition pursuant to the Offer; and

                  (v) other than the filing of the certificate of merger in accordance with Delaware Law, all Consents required to permit the consummation of the Merger including those set forth in Sections 4.1(d) and 4.2(b) shall have been filed, occurred or been obtained (other than any such Consents the failure to file, occur or obtain, in the aggregate, could not reasonably be expected to (i) have a Material Adverse Effect or (ii) prevent or materially delay the consummation of the Merger).

                                   ARTICLE IX

                                   TERMINATION

                  SECTION 9.1. Termination. This Agreement may be terminated and the Merger may be abandoned at any time prior to the Effective Time (notwithstanding any approval of this Agreement by the stockholders of the Company):

                  (i) by mutual written consent of the Company and Parent;

                  (ii) by either the Company or Parent, if the Merger has not been consummated by June 30, 2000 (provided that the party seeking to terminate the Agreement shall not have breached its obligations under this Agreement in any material respect);

                  (iii) by either the Company or Parent, if there shall be any law or regulation that makes consummation of the Merger illegal or otherwise prohibited or if any judgment, injunction, order or decree enjoining Parent or the Company from consummating the Merger is entered and such judgment, injunction, order or decree shall become final and nonappealable;

                  (iv) by either the Company or Parent (provided that Parent shall not be entitled to terminate this Agreement pursuant to this clause (iv) as a result of its breach of this Agreement), (x) if Parent or Merger Subsidiary shall have failed to commence the Offer within five business days following the date of the announcement of this Agreement, (y) if Parent or Merger Subsidiary shall not have purchased any Shares pursuant to the Offer prior to December 1, 1999 or (z) the Offer shall have been terminated without Parent or Merger Subsidiary having purchased any Shares pursuant to the Offer;

                  (v) by Parent, upon the occurrence of any Trigger Event described in clauses (i) through (iii) of Section 10.4(b); or

                  (vi) by the Company, upon the occurrence of any Trigger Event described in clause (i) of Section 10.4(b).

                  SECTION 9.2. Effect of Termination. If this Agreement is terminated pursuant to Section 9.1, this Agreement shall become void and of no effect with no liability on the part of any party hereto or their respective officers and directors, except that the agreements contained in Sections 10.4 and 10.6 shall survive the termination hereof and except to the extent that such termination results from the material breach by a party of any representations, warranties, covenants or agreements set forth in this Agreement.

                                    ARTICLE X

                                  MISCELLANEOUS

                  SECTION 10.1. Notices. All notices, requests and other communications to any party hereunder shall be in writing (including telecopy or similar writing) and shall be given,

                  if to Parent or Merger Subsidiary, to:

                  Calpine Corporation
                  50 West San Fernando Street
                  San Jose, California 95113
                  Telecopy:   408-995-0505
                  Attention:  John T. King

                  with a copy (which shall not constitute notice) to:

                  Howard, Smith & Levin LLP
                  1330 Avenue of the Americas
                  New York, New York  10019
                  Telecopy:   (212) 841-1010
                  Attention:  William R. Collins

                  if to the Company, to:

                  Sheridan Energy, Inc.
                  1000 Louisiana
                  Suite 800
                  Houston, Texas 77002
                  Telecopy:   713-651-3056
                  Attention:  Michael A. Gerlich
                  with a copy (which shall not constitute notice) to:

                  Winstead Sechrest & Minick P.C.
                  910 Travis, Suite 2400
                  Houston, Texas 77002
                  Telecopy:   713-650-2400
                  Attention:  Arthur S. Berner


or such other address or telecopy number as such party may hereafter specify for the purpose by notice to the other parties hereto. Each such notice, request or other communication shall be effective when delivered at the address specified in this Section.

                  SECTION 10.2. Survival of Representations and Warranties. The representations and warranties and agreements contained herein and in any certificate or other writing delivered pursuant hereto shall not survive the Effective Time or the termination of this Agreement except for the representations, warranties and agreements set forth in Sections 10.4 and 10.6.

                  SECTION 10.3. Amendments; No Waivers. (a) Any provision of this Agreement may be amended or waived prior to the Effective Time if, and only if, such amendment or waiver is in writing and signed, in the case of an amendment, by the Company, Parent and Merger Subsidiary or in the case of a waiver, by the party against whom the waiver is to be effective; provided that after the adoption of this Agreement by the stockholders of the Company, no such amendment or waiver shall, without the further approval of such stockholders, alter or change (i) the amount or kind of consideration to be received in exchange for any shares of capital stock of the Company, (ii) any term of the certificate of incorporation of the Surviving Corporation or (iii) any of the terms or conditions of this Agreement if such alteration or change would adversely affect the holders of any shares of capital stock of the Company.

                  (b) No failure or delay by any party in exercising any right, power or privilege hereunder shall operate as a waiver thereof nor shall any single or partial exercise thereof preclude any other or further exercise thereof or the exercise of any other right, power or privilege. The rights and remedies herein provided shall be cumulative and not exclusive of any rights or remedies provided by law.

                  SECTION 10.4. Fees and Expenses. (a) Except as otherwise provided in this Section, all costs and expenses incurred in connection with this Agreement shall be paid by the party incurring such cost or expense.

                  (b) The Company agrees to pay the Parent a fee in immediately available funds, promptly, but in no event later than one business day, after the termination of this Agreement as a result of the occurrence of any of the events set forth below (a "Trigger Event") in an amount equal to $2,000,000 in the case of the occurrence of a Trigger Event described below:

                  (i) the Company shall have entered into, or shall have publicly announced its intention to enter into, an agreement or an agreement in principle with respect to any Acquisition Proposal;

                  (ii) any representation or warranty made by the Company in, or pursuant to, this Agreement that is qualified as to materiality shall not have been true and correct when made or at any time prior to the consummation of the Offer as if made at and as of such time, or any representation or warranty made by the Company in, or pursuant to, this Agreement that is not so qualified shall not have been true and correct in all material respects when made or at any time prior to the consummation of the Offer as if made at and as of such time, or the Company shall have failed to observe or perform in any material respect any of its obligations under this Agreement; provided that it shall not be a Trigger Event unless (x) the breaches of the representations and warranties without regard to any materiality qualifier or threshold, and failure to perform or breach of any obligation, individually or in the aggregate, have had or could reasonably be expected to have or result in a Material Adverse Effect and (y) with respect to breaches of representations and warranties, such breaches in significant part were intentional; provided further that it shall not be a Trigger Event if
         (1) such breaches and failures to perform are reasonably capable of being cured by December 1, 1999, (2) the Company diligently pursues such cure beginning as soon as it obtains knowledge of such breaches and failures to perform, and (3) the Company cures all of such breaches and failures to perform that have given rise to the Trigger Event by December 1, 1999; or

                  (iii) the Board of Directors of the Company (or any special committee thereof) shall have withdrawn or materially modified in a manner adverse to Parent or Merger Subsidiary its approval or recommendation of the Offer, the Merger or this Agreement or its approval of the entry by Parent and Merger Subsidiary into the Stockholder Option Agreement, in any such case whether or not such withdrawal or modification is required by the fiduciary duties of the Board of Directors (or any special committee thereof).

If (x) this Agreement is terminated as a result of the occurrence of the Trigger Events described in clauses (i) and (iii) above, (y) prior to such termination the Company was in material compliance with its obligations set forth herein, and (z) the Company has paid to Parent the fee described in this Section 10.4(b), the Company shall have no further obligation or liability to Parent or Merger Subsidiary hereunder.

                  SECTION 10.5. Successors and Assigns. The provisions of this Agreement shall be binding upon and inure to the benefit of the parties hereto and their respective successors and assigns, provided that no party may assign, delegate or otherwise transfer any of its rights or obligations under this Agreement without the consent of the other parties hereto except that Merger Subsidiary may transfer or assign, in whole or from time to time in part, to one or more of Parent or any of its wholly-owned subsidiaries, the right to purchase Shares pursuant to the Offer, but any such transfer or assignment will not relieve Merger Subsidiary of its obligations under the Offer or prejudice the rights of tendering stockholders to receive payment for Shares validly tendered and accepted for payment pursuant to the Offer.

                  SECTION 10.6. Governing Law. This Agreement shall be construed in accordance with and governed by the law of the State of Delaware, without giving effect to the principles of conflicts of laws thereof.

                  SECTION 10.7. Counterparts; Effectiveness; Interpretation. This Agreement may be signed in any number of counterparts, each of which shall be an original, with the same effect as if the signatures thereto and hereto were upon the same instrument. This Agreement shall become effective when each party hereto shall have received counterparts hereof signed by all of the other parties hereto. When a reference is made in this Agreement to a Section, such reference shall be to a Section of this Agreement unless otherwise indicated. The table of contents and headings contained in this Agreement are for reference purposes only and shall not affect in any way the meaning or interpretation of this Agreement. Whenever the words "include", "includes" or "including" are used in this Agreement, they shall be deemed to be followed by the words "without limitation". Any representation or warranty in this Agreement which is expressed as made to the Company's knowledge or to the knowledge of the Company means the knowledge, after reasonable investigation and due inquiry, of the directors and executive officers of the Company.

                  SECTION 10.8. Enforcement. The parties agree that irreparable damage would occur in the event that any of the provisions of this Agreement were not performed in accordance with their specific terms or were otherwise breached. It is accordingly agreed that the parties shall be entitled to an injunction or injunctions to prevent breaches of this Agreement and to enforce specifically the terms and provisions of this Agreement in any court of the United States or any state having jurisdiction, this being in addition to any other remedy to which they are entitled at law or in equity.

                  SECTION 10.9. Severability. If any term or other provision of this Agreement is invalid, illegal or incapable of being enforced by any rule of law or public policy, all other conditions and provisions of this Agreement shall nevertheless remain in full force and effect. Upon such determination that any term other provision is invalid, illegal or incapable of being enforced, the parties hereto shall negotiate in good faith to modify this Agreement so as to effect the original intent of the parties as closely as possible to the fullest extent permitted by applicable law in an acceptable manner to the end that the transactions contemplated hereby are fulfilled to the extent possible.

                  SECTION 10.10. Entire Agreement; No Third Party Beneficiaries. This Agreement (including the Disclosure Schedule) and, subject to Section 10.11 hereof, the Confidentiality Agreement dated as of June 15, 1999 (the "Confidentiality Agreement") between Parent and the Company (a) constitute the entire agreement and supersede all prior agreements and understandings, both written and oral, among the parties hereto with respect to the subject matter hereof, and (b) are not intended to confer upon any person other than the parties hereto any rights or remedies hereunder other than rights to indemnity under Section 6.3.

                  SECTION 10.11. Standstill. If (x) this Agreement is terminated by either Parent or the Company in accordance with the terms of Section 9.1(i),
(iii) or (iv), (y) such termination was not related to the material breach by the Company of any of its representations, warranties, covenants or agreements set forth herein, and (z) Merger Subsidiary fails to exercise the Option (defined in the Stockholder Option Agreement) prior to the expiration thereof, neither Parent, Merger Subsidiary nor any subsidiary of either of them shall for a period of two years following such expiration (i) acquire, offer to acquire or agree to acquire directly or indirectly by purchase or otherwise any voting securities of the Company, (ii) make or in any way participate directly or indirectly, in any "solicitation" of "proxies" to vote (in such terms as used in the proxy rules of the SEC) or seek to advise or influence any person or entity with respect to the voting of any voting securities of the

Company, (iii) form, join or in any way participate in a "group" within the meaning of Section 13(d)(iv) of the Exchange Act with respect to any voting securities of the Company or (iv) otherwise act alone or in concert with others to seek to control or influence the management, Board of Directors, or policies of the Company. Notwithstanding anything to the contrary set forth herein, as of the date of this Agreement, Section 9 of the Confidentiality Agreement is hereby terminated and of no further force or effect.

                  The parties hereto have caused this Agreement to be duly executed by their respective authorized officers as of the day and year first above written.

                            SHERIDAN ENERGY, INC.



                            By:  /s/  B.A. Berilgen
                                 ------------------------------
                                 Name: B.A. Berilgen
                                 Title: President and CEO

                            CALPINE CORPORATION



                            By:  /s/ John T. King
                                 ------------------------------
                                 Name: John T. King
                                 Title: Vice-President - Business Development


                            CPN SHERIDAN, INC.



                            By:  /s/ John T. King
                                 ------------------------------
                                 Name: John T. King
                                 Title: Vice-President - Business Development

                                                                         ANNEX I


                  Notwithstanding any other provision of the Offer, Parent and Merger Subsidiary shall not be required to accept for payment or (subject to any applicable rules and regulations of the SEC, including Rule 14e-1(c) under the Exchange Act (relating to Merger Subsidiary's obligation to pay for or return tendered Shares after the termination or withdrawal of the Offer)) to pay for any Shares, and may terminate the Offer, if (i) by the expiration of the Offer, the Minimum Condition shall not have been satisfied, or (ii) at any time on or after August 25, 1999 and prior to the acceptance for payment of Shares pursuant to the Offer, any of the following conditions exist:

                  (a) there shall be instituted or pending any action or proceeding by any Governmental Entity or by any other person, domestic or foreign, before any Governmental Entity or arbitrator, (i) challenging or seeking to make illegal, to delay materially or otherwise directly or indirectly to restrain or prohibit the making of the Offer, the acceptance for payment of or payment for some of or all the Shares by Parent or Merger Subsidiary or the consummation by Parent or Merger Subsidiary of the Merger, seeking to obtain material damages or otherwise directly or indirectly relating to the transactions contemplated by the Stockholder Option Agreement, this Agreement, the Offer or the Merger, (ii) seeking to restrain or prohibit Parent's or Merger Subsidiary's ownership or operation (or that of their respective subsidiaries or affiliates) of all or any material portion of the business or assets of the Company or any of its subsidiaries or of Parent and its subsidiaries or to compel Parent or any of its subsidiaries or affiliates to dispose of or hold separate all or any material portion of the business or assets of the Company or any of its subsidiaries or of Parent and its subsidiaries (iii) seeking to impose material limitations on the ability of Parent or any of its subsidiaries or affiliates effectively to exercise full rights of ownership of the Shares, including, without limitation, the right to vote any Shares acquired or owned by Parent or any of its subsidiaries or affiliates on all matters properly presented to the Company's stockholders, (iv) seeking to require divestiture by Parent or any of its subsidiaries or affiliates of any Shares, or (v) that otherwise, in the judgment of Parent, is likely to materially adversely affect the business, assets, liabilities, operations, condition (financial or otherwise), results of operations or prospects of the Company or any of its subsidiaries, or Parent and its subsidiaries, taken as a whole; or

                  (b) there shall be any action taken, or any statute, rule, regulation, injunction, order or decree proposed, enacted, enforced, promulgated, issued or deemed applicable to the Stockholder Option Agreement, this Agreement, the Offer or the Merger, by any Governmental Entity or arbitrator (other than the application of the waiting period provisions of the HSR Act to the Stockholder Option Agreement, this Agreement, the Offer or the Merger), that, in the reasonable judgment of Parent, is substantially likely, directly or indirectly, to result in any of the consequences referred to in clauses (i) through (v) of paragraph (a) above; or

                  (c) any change shall have occurred (or any development shall have occurred involving a prospective change) in the business, assets, liabilities, financial condition, capitalization, operations, results of operations or prospects of the Company and its subsidiaries taken as a whole that, in the reasonable judgment of Parent, is or is likely to be materially adverse to the Company and its subsidiaries taken as a whole or Parent shall have become aware of any facts that, in the reasonable judgment of Parent, have or are likely to have or result in a Material Adverse Effect; or

                  (d) there shall have occurred (i) any general suspension of trading in, or limitation on prices for, securities on the New York Stock Exchange or in the NASDAQ over-the-counter market in the United States that lasts or has lasted for at least two full consecutive trading days, (ii) a declaration of a general banking moratorium or any suspension of payments in respect of banks in the United States, (iii) any material limitation (whether or not mandatory) by any Governmental Entity on the extension of credit by banks or other lending institutions, (iv) a commencement of a war or armed hostilities or other national or international calamity directly or indirectly involving the United States which would reasonably be expected to have a Material Adverse Effect or prevent (or materially delay) the consummation of the Offer or (v) in the case of any of the foregoing existing at the time of commencement of the Offer, a material acceleration or worsening thereof; or

                  (e) a tender or exchange offer for some or all of the Shares shall have been publicly proposed to be made or shall have been made by another person, or it shall have been publicly disclosed or Parent shall have otherwise learned that (i) any person or "group" (defined in Section 13(d)(3) of the Exchange Act) shall have acquired or proposed to acquire beneficial ownership of more than 50% of any class or series of capital stock of the Company (including the Shares), through the acquisition of stock, the formation of a group or otherwise, or shall have been granted any option, right or warrant, conditional or otherwise, to acquire beneficial ownership of more than 50% of any class or series of capital stock of the Company (including the Shares) or (ii) any person shall have filed a Notification and Report Form under the HSR Act or made a public announcement reflecting an intent to acquire the Company or any of its subsidiaries or any assets or securities of the Company or any of its subsidiaries; or

                  (f) any Consent (other than the filing of certificate of merger or approval by the stockholders of the Company of the Merger (if required by Delaware law)) required to be filed, occurred or been obtained by the Company or any of its subsidiaries or Parent of any of its subsidiaries (including Merger Subsidiary) in connection with the execution and delivery of this Agreement, the Offer and the consummation of the transactions contemplated by this Agreement shall not have been filed, occurred or been obtained (other than any such Consents the failure to file, occur or obtain in the aggregate, could not reasonably be expected to (i) have a

         Material Adverse Effect or (ii) prevent or materially delay the consummation of the Offer or the Merger); or

                  (g) the Company shall have breached or failed to perform in any material respect any of its covenants or agreements under this Agreement, or any of the representations and warranties of the Company set forth in this Agreement that is qualified as to materiality shall not be true when made or at any time prior to consummation of the Offer as if made at and as of such time, or any of the representations and warranties set forth in this Agreement that is not so qualified shall not be true in any material respect when made or at any time prior to the consummation of the Offer as if made at and as of such time; provided that this condition shall not be deemed to exist unless, in the reasonable judgment of Parent, such breaches or failures to perform any covenant, obligation or agreement, and any breach of representation or warranty without regard to any materiality qualifier or threshold, individually or in the aggregate, has had or could reasonably be expected to have a Material Adverse Effect; or

                  (h) any party to the Stockholder Option Agreement (other than Merger Subsidiary or Parent) shall have breached or failed to perform in any material respect any of its agreements under the Stockholder Option Agreement or any of the representations and warranties of any such party set forth in the Stockholder Option Agreement shall not be true in any material respect, in each case, when made or at any time prior to the consummation of the Offer as if made at and as of such time, or the Stockholder Option Agreement shall have been invalidated or terminated with respect to any Shares subject thereto; or

                  (i) this Agreement or the Stockholder Option Agreement shall have been terminated in accordance with its terms; or

                  (j) the Board of Directors of the Company (or any special committee thereof) shall have withdrawn or materially modified in a manner adverse to Parent or Merger Subsidiary its approval or recommendation of the Offer, the Merger or this Agreement or its approval of the entry by Parent and Merger Subsidiary into the Stock Option Agreement; or

                  (k) the Company shall have entered into, or shall have publicly announced its intention to enter into, an agreement or agreement in principle with respect to any Acquisition Proposal;

which, in the judgment of Parent in any such case, and regardless of the circumstances (including any action or omission by Parent or Merger Subsidiary) giving rise to any such condition, makes it inadvisable to proceed with such acceptance for payment or payment.

                  The foregoing conditions are for the sole benefit of Parent and Merger Subsidiary and may be asserted by Parent in its sole discretion regardless of the circumstances (including any action or omission by Parent or Merger Subsidiary) giving rise to any such condition or (other than the

Minimum Condition) may be waived by Parent and Merger Subsidiary in their discretion in whole at any time or in part from time to time. The failure by Parent or Merger Subsidiary at any time to exercise its rights under any of the foregoing conditions shall not be deemed a waiver of any such right; the waiver of any such right with respect to particular facts and circumstances shall not be deemed a waiver with respect to any other facts and circumstances, and each such right shall be deemed an ongoing right which may be asserted at any time or from time to time. Any determination by Parent concerning the events described in this Section will be final and binding upon all parties.